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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-1A


       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X)
                               AMENDMENT NO. 10                        (X)
                           GROWTH AND INCOME PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)


                                 522 Fifth Avenue
                            New York, New York 10036
               --------------------------------------------------
                     (Address of Principal Executive Office)

       Registrant's Telephone Number, including Area Code: 1-800-348-4782


                               Wayne H. Chan, Esq.
                       J.P. Morgan Fund Distributors, Inc.
                                  522 Fifth Avenue
                              New York, New York 10036
                     (Name and Address of Agent for Service)

                                   Copies to:
              Wayne H. Chan, Esq.             John Baumgardner, Jr., Esq.
     J.P. Morgan Fund Distributors, Inc.      Sullivan & Cromwell LLP
             522 Fifth Avenue                     125 Broad Street
         New York, New York 10036                New York, NY 10004
It is proposed that this filing will become effective April 29, 2004.


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                                EXPLANATORY NOTE

     This Registration Statement of the Growth and Income Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

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                                     PART A

         Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

         The Growth and Income Portfolio (the "Portfolio") is a non-diversified, open-end management investment company which was organized in the United States as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated December 15, 1992.

         Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio operates under a master fund/feeder fund structure. Under this structure, a fund seeks to achieve its investment objective by investing all of its investable assets in an open-end management investment company with the same investment objective. The JPMorgan Growth and Income Fund and JPMorgan Select Growth and Income Fund invest in the Portfolio and have identical investment objectives and policies as the Portfolio.


         J.P. Morgan Investment Management Inc. ("JPMIM") is the Portfolio's investment adviser (the "Adviser"). The address of JPMIM is 522 Fifth Avenue, New York, New York 10036. JPMorgan Chase Bank is the administrator of the Portfolio (the "Administrator").

OBJECTIVE

         The Portfolio seeks to provide capital growth over the long-term and earn income from dividends. The Portfolio is not intended to be a complete investment program, and there is no assurance it will achieve its objective.

         In managing the Portfolio, JPMIM, the adviser, seeks to invest in undervalued companies with durable franchises, strong management, and the ability to grow their intrinsic value per share. Given this approach, the Portfolio's investments typically include companies which the adviser believes possess sustainable competitive advantages, healthy balance sheets, and management committed to increasing shareholder value. The adviser applies a "bottom-up" approach when constructing the portfolio, basing its stock selection on a combination of quantitative screening and fundamental analysis. The Portfolio's investments are subject to extensive financial analysis and a disciplined valuation process.

PRINCIPAL INVESTMENT STRATEGIES

         Under normal circumstances, the Portfolio invests at least 80% of its Assets in common stocks. "Assets" means net assets, plus the amount of borrowings for investment purposes. The Adviser applies an active equity management style focused on identifying attractively valued stocks given their growth potential over a long-term time horizon. The securities held by the Portfolio will be of companies with market capitalizations equal to those within the universe of S&P 500/BARRA Value Index stocks. The Adviser will emphasize companies which are leaders within their sectors. The Portfolio will also focus on companies with strong revenue gains and positive earnings trends. The Portfolio will also emphasize companies with low price-to-book and price-to-cash flows ratios. The Portfolio will seek to earn income by investing in companies that display, or have the potential for displaying, level or rising dividends.

         Equity securities in which the Portfolio can invest may include common stocks, preferred stocks, convertible securities, depositary receipts and warrants and rights to buy common stocks.

         The Portfolio may invest in shares of exchange-traded funds (ETFs), affiliated money market funds and other investment companies. An ETF is a registered investment company that seeks to track the performance of a particular market index. These indexes include not only broad-market indexes but more specific indexes as will, including those relating to particular sectors, markets, regions or industries.

         Derivatives, which are instruments that have a value based on another investment, exchange rate or index, may be used as substitutes for securities in which the Portfolio can invest. The Portfolio may use futures contracts, options, swaps and other derivatives as tools in the management of portfolio Assets. The Portfolio may use derivatives to hedge various investments, for risk management and to increase the Portfolio's income or gain.

         The Portfolio may invest in mortgage-related securities issued by governmental entities and private issuers. These may include investments in collateralized mortgage obligations and principal-only and interest-only stripped mortgage-backed securities.

         The Portfolio may enter into "dollar-rolls," in which the Portfolio sells mortgage-backed securities and at the same time contracts to buy back very similar securities on a future date.

         The Portfolio may invest any portion of its Assets not invested in equity securities in high-quality money market instruments and repurchase agreements.


BEFORE YOU INVEST
INVESTORS CONSIDERING THE PORTFOLIO SHOULD
UNDERSTAND THAT:

-  THERE IS NO ASSURANCE THAT THE FUND WILL
   MEET ITS INVESTMENT OBJECTIVE.

-  THE PORTFOLIO DOES NOT REPRESENT A COMPLETE
   INVESTMENT PROGRAM.

FREQUENCY OF TRADING
HOW FREQUENTLY THE PORTFOLIO BUYS AND SELLS
SECURITIES WILL VARY FROM YEAR TO YEAR,
DEPENDING ON MARKET CONDITIONS.

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         The Portfolio may change any of these investment policies (including its investment objective) without shareholder approval.

         The Portfolio is non-diversified as defined in the Investment Company Act of 1940.




RELATED RISKS.

         All mutual funds carry a certain amount of risk. An investor may lose money on its investment in the Portfolio. Here are some of the specific risks of investing in the Portfolio.

         The Portfolio may not achieve its objective if the adviser's expectations regarding particular securities are not met.

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency. An investor could lose money if it sells when the Portfolio's share price is lower than when it is invested.

         The value of shares of the Portfolio will be influenced by conditions in stock markets as well as the performance of the companies selected for the Portfolio's portfolio.

         The Portfolio may not achieve its objective if securities which the adviser believes are undervalued do not appreciate as much as the Adviser anticipates or if the companies in which it invests do not pay dividends.


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         The market value of convertible securities and other debt securities tends to fall when prevailing interest rates rise. The value of convertible securities also tends to change whenever the market value of the underlying common or preferred stock fluctuates.

         If the Fund invests in shares of another investment company, shareholders would bear not only their proportionate share of the Fund's expenses of the investment company. The price movement of an investment company that is an ETF may not track the underlying index and may result in a loss.

         The Portfolio's asset-backed and mortgage-backed investments involve risk of loss due to prepayments that occur earlier or later than expected, and, like any bond, due to default. Some asset-backed securities may have additional risk because they may receive little or no collateral protection from the underlying assets. Because of the sensitivity of the Portfolio's mortgage-related securities to changes in interest rates, the performance and duration of the Portfolio may be more volatile than if it did not hold these securities.

         Indebtedness of certain issuers identified with the U.S. government whose securities may be held by the Portfolio, including the well-known Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), is not entitled to the full faith and credit of the United States and is thus subject to the risk of default in the payment of interest and/or principal like the indebtedness of private issuers.

         Collateralized mortgage obligations are issued in multiple classes, and each class may have its own interest rate and/or final payment date. A class with an earlier final payment date may have certain preferences in receiving principal payments or earning interest. As a result, the value of some classes in which the Portfolio invests may be more volatile and may be subject to higher risk of nonpayment.

         The values of interest-only and principal-only mortgage-backed securities are more volatile than other types of mortgage-related securities. They are very sensitive not only to changes in interest rates, but also to the rate of prepayments. A rapid or unexpected increase in prepayments can significantly depress the price of interest-only securities, while a rapid or unexpected decrease could have the same effect on principal-only securities. In addition, these instruments may be illiquid.

         Dollar-rolls and repurchase agreements involve some risk to the Portfolio if the other party does not live up to its obligation under the agreement.

         If the Portfolio invests a substantial portion of its Assets in money market instruments, repurchase agreements and debt securities, including situations in which the Portfolio is investing for temporary defensive purposes, it could reduce the Portfolio's potential returns.

         The Portfolio may use derivatives in connection with its investment strategies. Derivatives may be riskier than other types of investments because they may be more sensitive to changes in economic or market conditions than other types of investments and could result in losses that significantly exceed the Portfolio's original investment. The use of derivatives for hedging purposes may not be successful, resulting in losses to the Portfolio, and the cost of hedging may reduce the Portfolio's returns. In addition, the Portfolio may use derivatives for non-hedging purposes which increases the Portfolio's potential for loss.

         Since the Portfolio is non-diversified, it may invest a greater percentage of its Assets in a particular issuer or group of issuers than a diversified Portfolio would. This increased concentration in fewer issuers may result in the Portfolio's shares being more sensitive to economic results among those issuing the securities.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.


         The Board of Trustees. The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. See in Item 13 "Management of the Portfolio" of Part B for a complete description of the Trustees and officers of the Portfolio.


         The Portfolio's adviser. J.P. Morgan Investment Management Inc. ("JPMIM") is the Portfolio's investment adviser under an Advisory Agreement and has overall responsibility for investment decisions of the Portfolio, subject to the oversight of the Board of Trustees. JPMIM is a wholly owned subsidiary of J.P. Morgan Fleming Asset Management Holdings, Inc., which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a registered bank holding company. As compensation for its investment advisory services to the Portfolio, JPMIM is entitled to receive an annual fee, which is computed daily and may be paid monthly, equal to 0.40% of the Portfolio's average daily net assets. JPMIM is located at 522 Fifth Avenue, New York, New York 10036.

         Portfolio Manager. Jonathan Kendrew Llewelyn Simon, Managing Director of JPMIM. The portfolio management team is led by Jonathan Kendrew Llewelyn Simon, Managing Director of JPMIM, and Clare Hart, Vice President of JPMIM and CPA. Mr. Simon has worked with various affiliates of the adviser since 1980 and has been a portfolio manager since 1986. Ms. Hart has worked as an investment analyst covering the financial services and real estate sectors since joining JPMIM in 1999. Prior to that, Ms. Hart served as an equity research associate covering Real Estate Investment Trusts for Salomon Smith Barney.


         The Administrator. JPMorgan Chase Bank provides administrative services and oversees the Portfolio's other service providers. JPMorgan Chase Bank receives an annual fee of 0.05% of the Portfolio's average net assets.

         Expenses. The Portfolio pays the expenses incurred in its operations. These expenses include investment advisory and administrative fees; the compensation of the Trustees; registration fees; interest charges; taxes; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors; fees and expenses of independent accountants, of legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Portfolio; insurance premiums; and expenses of calculating the net asset value of, and the net income on, beneficial interests of the Portfolio. Service providers to the Portfolio may, from time to time, voluntarily waive all or a portion of any fees to which they are entitled.

         Organization and Capital Structure. The Portfolio is organized as a trust under the laws of the State of New York. Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio
(e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the


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Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.


         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Board of Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.


         The Portfolio does not intend to distribute to its investors its net investment income or its net realized capital gains, if any. The end of the Portfolio's fiscal year is December 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's Assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to the Portfolio's exclusive placement agent, J.P. Morgan Fund Distributors, Inc., 522 Fifth Avenue, New York, NY 10036.


ITEM 6. SHAREHOLDER INFORMATION.

         Pricing. The Portfolio computes net asset value ("NAV") once daily on Monday through Friday. The NAV will not be computed on the day the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The Portfolio may also close for purchases and redemptions at such other times as may be determined by the Board of Trustees to the extent permitted by applicable law. The days on which NAV is determined are the Portfolio's business days.

         The NAV of the Portfolio is equal to the Portfolio's pro rata portion of a Portfolio's investments less the class's pro rata portion of a Portfolio's liabilities. The following is a discussion of the procedures used by the Portfolio in valuing its Assets.

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         The value of investments listed on a U.S. or Canadian securities exchange is based on the last sale price on the exchange on which the security is principally traded (the "primary exchange"). If there has been no sale on the primary exchange on the valuation date, and the spread between bid and asked quotations on the primary exchange is less than or equal to 10% of the bid price for the security, the security shall be valued at the average of the closing bid and asked quotations on the primary exchange. Under all other circumstances (e.g. there is no last sale on the primary exchange, there are no bid and asked quotations on the primary exchange, or the spread between bid and asked quotations is greater than 10% of the bid price), the value of the security shall be the last sale price on the primary exchange up to five days prior to the valuation date unless, in the judgment of the Adviser, material events or conditions since such last sale necessitate fair valuation of the security. The value of National Market System equity securities quoted by The Nasdaq Stock Market, Inc. shall generally be the Nasdaq Official Closing Price. With respect to securities otherwise traded in the over-the-counter market, the value shall be equal to the quoted bid price. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security.


         Options on stock indexes traded on national securities exchanges are valued at the close of options trading on such exchanges, which is currently 4:10 p.m. Eastern Standard time. Stock index futures and related options, which are traded on commodities exchanges, are valued at their last sales price as of the close of such commodities exchanges which is currently 4:15 p.m., Eastern Standard time. Options and futures traded on foreign exchanges are valued at the last sale price available prior to the calculation of the Portfolio's net asset value.


         Trading in securities on most foreign markets is normally completed before the close in trading in U.S. markets and may also take place on days on which the U.S. markets are closed.

         The Portfolio has implemented fair value pricing on a daily basis for all non-U.S. and non Canadian equity securities held by the Portfolio. The fair value pricing utilizes the quotations of an independent pricing service unless the Adviser determines that use of another fair valuation methodology is appropriate. For purposes of calculating net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing currency exchange rate on the valuation date.

         Fixed income securities with a maturity of 60 days or more, are generally valued using market quotations readily available from and supplied daily by third party pricing services or brokers of comparable securities. If such prices are not supplied by the Portfolio's independent pricing services, such securities are priced in accordance with fair value procedures adopted by the Trustees. Such procedures include the use of independent pricing services, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by the Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.

          Securities or other assets for which market quotations are not readily available (including certain illiquid securities) or for which market quotations do not represent the value at the time of pricing are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Trustees.


         Listed options on debt securities traded on U.S. option exchanges shall be valued at their closing price on such exchanges. Futures on debt securities and related options traded on commodities exchanges shall be valued at their closing price as of the close of such commodities exchanges, which is currently 4:15 p.m., Eastern Standard time. Options and futures traded on foreign exchanges shall be valued at the last sale or close price available prior to the calculation of the Portfolio's net asset value. Non-listed OTC options and swaps shall be valued at the closing price provided by a counterparty or third-party broker.




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         Purchases. Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Investment Objective, Principal Investment Strategies and Related Risks" above.


         An investment in the Portfolio may be made in U.S. dollars without a sales load at the NAV next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. No money may be paid to any intermediary who is not a dealer or exempt dealer.


         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for trading. At the close of regular trading on the New York Stock Exchange on each such day (normally 4:00 p.m., Eastern time; however, options are priced at 4:15 p.m., Eastern time), the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of the close of regular trading on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the close of regular trading, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following day the New York Stock Exchange is open for trading.

         Redemption and Repurchase. An investor in the Portfolio may reduce any portion or all of its investment at any time without charge at the NAV next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid in U.S. dollars by the Portfolio normally on the next business day after the reduction is effected, but in any event, within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted as determined by the SEC, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as determined by the SEC [or during any other period permitted by order of the SEC for the protection of investors].


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RISK AND REWARD ELEMENTS

This table discusses the main elements that make up the Portfolio's overall risk and reward characteristics. It also outlines the policies toward various investments, including those that are designed to help the Portfolio manage risk.


POTENTIAL RISKS                          POTENTIAL REWARDS                        POLICIES TO BALANCE RISK AND REWARD
---------------------------------------  ---------------------------------------  -------------------------------------------------
WHEN-ISSUED AND DELAYED
DELIVERY SECURITIES
- When the Portfolio buys securities     - The Portfolio can take advantage of    - The Portfolio segregates liquid assets to
  before issue or for delayed delivery,    attractive transaction opportunities     offset leverage risks
  it could be exposed to leverage risk
  if it does not segregate liquid
  assets

SHORT-TERM TRADING
- Increased trading could raise the      - The Portfolio could realize gains in   - The Portfolio generally avoids short-term
  Portfolio's brokerage and related        a short period of time                   trading, except to take advantage of attractive
  costs                                  - The Portfolio could protect against      or unexpected opportunities or to meet demands
- Increased short-term capital gains       losses if a stock is overvalued and      generated by shareholder activity
  distributions could raise                its value later falls
  shareholders' income tax liability.
  Such an increase in transaction costs
  and/or tax liability, if not offset
  by gains from short-term trading,
  would reduce the Portfolio's returns.

ETFS AND OTHER INVESTMENT COMPANIES
- If the Portfolio invests in shares     - Helps to manage smaller cash flows     - Absent an exemptive order of the Securities
  of another investment company,         - Investing in ETFs offers instant         and Exchange Commission (the "SEC"), the
  shareholders would bear not only         exposure to an index or a broad          Portfolio's investments in other investment
  their proportionate share of the         range of markets, sectors, geographic    companies, including ETFs, are subject to
  Portfolio's expenses, but also           regions and industries                   the percentage limitations of the Investment
  similar expenses of the investment                                                Company Act of 1940 ("1940 Act")(1)
  company                                                                         - An SEC exemptive order granted to various
- The price movement of an ETF may                                                  iShares Funds and Portfolios (which are ETFs)
  not track the underlying index,                                                   and their investment adviser permits the
  market, sector, regions or industries                                             Portfolio to invest beyond the 1940 Act
  and may result in a loss                                                          limits, subject to certain terms and
                                                                                    conditions, including a finding of the
                                                                                    Portfolio's Board of Trustees that the
                                                                                    advisory fees charged by the adviser are
                                                                                    for services that are in addition to, and
                                                                                    not duplicative of, the advisory services
                                                                                    provided to those ETFs
                                                                                  - An SEC exemptive order permits the Portfolio
                                                                                    to invest its uninvested cash, up to 25% of its
                                                                                    assets, in one or more affiliated money market
                                                                                    funds if the adviser waives and/or reimburses
                                                                                    its advisory fee from the Portfolio in an
                                                                                    amount sufficient to offset any doubling up of
                                                                                    investment advisory, shareholder servicing and
                                                                                    administrative fees

DERIVATIVES
- Derivatives such as futures, options,  - Hedges that correlate well with        - The Portfolio uses derivatives for hedging and
  swaps, and forward foreign currency      underlying positions can reduce or       for risk management (i.e., to establish or
  contracts(2) that are used for hedging   eliminate losses at low cost             adjust exposure to particular securities,
  the portfolio or specific securities   - The Portfolio could make money and       markets or currencies); risk management may
  may not fully offset the underlying      protect against losses if management's   include management of the Portfolio's exposure
  positions and this could result in       analysis proves correct                  relative to its benchmark; the Portfolio may
  losses to the Portfolio that would not - Derivatives that involve leverage        also use derivatives in an effort to produce
  have otherwise occurred                  could generate substantial gains at      increased income and gain
- Derivatives used for risk management     low cost                               - The Portfolio only establishes hedges that it
  or to increase the Portfolio's gain                                               expects will be highly correlated with
  may not have the intended effects                                                 underlying positions
  and may result in losses or missed                                              - While the Portfolio may use derivatives that
  opportunities                                                                     incidentally involve leverage, it does not use
- The counterparty to a derivatives                                                 them for the specific purpose of leveraging its
  contract could default                                                            portfolio
- Derivatives that involve leverage
  could magnify losses
- Certain types of derivatives involve
  costs to the Portfolio which can
  reduce returns
- Derivatives may, for tax purposes,
  affect the character of gain and loss
  realized by the Portfolio, accelerate
  recognition of income to the Portfolio,
  affect the holding period of the
  Portfolio's assets and defer recognition
  of certain of the Portfolio's losses



(1) Under the 1940 Act, a Portfolio may not own more than 3% of the outstanding voting stock of another investment company. Additionally, the Portfolio's aggregate investments in other investment companies are restricted as follows: no more than 5% of the Portfolio's total assets when the Portfolio invests in another investment company; and no more than 10% of its total assets when the Portfolio invests in two or more investment companies.


(2) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.

POTENTIAL RISKS                          POTENTIAL REWARDS                        POLICIES TO BALANCE RISK AND REWARD
---------------------------------------  ---------------------------------------  -------------------------------------------------
SECURITIES LENDING
- When the Portfolio lends a security,   - The Portfolio may enhance income       - The adviser maintains a list of approved
  there is a risk that the loaned          through the investment of the            borrowers
  securities may not be returned if        collateral received from the borrower  - The Portfolio receives collateral equal to at
  the borrower or the lending agent                                                 least 100% of the current value of the
  defaults                                                                          securities loaned plus accrued interest
- The collateral will be subject to                                               - The lending agents indemnify the Portfolio
  the risks of the securities in                                                    against borrower default
  which it is invested                                                            - The adviser's collateral investment guidelines
                                                                                    limit the quality and duration of collateral
                                                                                    investment to minimize losses
                                                                                  - Upon recall, the borrower must return the
                                                                                    securities loaned within the normal settlement
                                                                                    period

MARKET CONDITIONS
- The Portfolio's share price and        - Stocks have generally outperformed     - Under normal circumstances, the Portfolio plans
  performance will fluctuate in            more stable investments (such as         to remain fully invested in accordance with its
  response to stock and/or bond            bonds and cash equivalents) over         policies, and may invest uninvested cash in
  market movements                         the long term                            affiliated money market funds, equity
- Adverse market conditions may from                                                securities may include common stocks,
  time to time cause the Portfolio to                                               convertible securities, preferred stocks,
  take temporary defensive positions                                                depositary receipts (such as American
  that are inconsistent with its                                                    Depositary Receipts and European Depositary
  principal investment strategies and                                               Receipts) trust or partnership interests,
  may hinder the Portfolio from                                                     warrants, rights and investment company
  achieving its investment objective                                                securities
- The Portfolio is non-diversified,                                               - The Portfolio seeks to limit risk and enhance
  which means that a relatively high                                                performance through active management and
  percentage of the Portfolio's assets                                              diversification
  may be invested in a limited                                                    - During severe market downturns, the Portfolio
  number of issuers. Therefore,                                                     has the option of investing up to 100% of its
  its performance may be more                                                       Assets in high quality short-term instruments
  vulnerable to changes in the market
  value of a single issuer or a group
  of issuers

MANAGEMENT CHOICES
- The Portfolio could underperform its   - The Portfolio could outperform its     - The adviser focuses its active management on
  benchmark due to its securities and      benchmark due to these same choices      securities selection, the area where it
  asset allocation choices                                                          believes its commitment to research can most
                                                                                    enhance returns and manage risks in a
                                                                                    consistent way

FOREIGN INVESTMENTS
- Currency exchange rate movements       - Favorable exchange rate movements      - The Portfolio anticipates that total
  could reduce gains or create             could generate gains or reduce losses    foreign investments will not exceed
  losses                                 - Foreign investments, which represent     20% of total assets
- The Portfolio could lose money           a major portion of the world's         - The Portfolio actively manages the currency
  because of foreign government            securities, offer attractive             exposure of its foreign investments relative to
  actions, political instability,          potential performance and                its benchmark, and may hedge back into the U.S.
  or lack of adequate and accurate         opportunities for diversification        dollar from time to time (see also
  information                            - Emerging markets can offer higher        "Derivatives"); these currency management
- Currency and investment risks            returns                                  techniques may not be available for certain
  tend to be higher in emerging                                                     emerging markets investments
  markets; these markets also
  present higher liquidity and
  valuation risks

ILLIQUID HOLDINGS
- The Portfolio could have difficulty    - These holdings may offer more          - The Portfolio may not invest more than 15% of
  valuing these holdings precisely         attractive yields or potential growth     net assets in illiquid holdings
- The Portfolio could be unable to sell    than comparable widely traded          - To maintain adequate liquidity to meet
  these holdings at the time or price      securities                               redemptions, the Portfolio may hold high
  it desires                                                                        quality short-term securities (including
                                                                                    repurchase agreements) and, for temporary or
                                                                                    extraordinary purposes, may borrow from banks
                                                                                    up to 33 1/3% of the value of its total assets
                                                                                    including drawing on a line of credit

                                     PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

                                                                          PAGE
          Portfolio History                                                B-1
          Description of the Portfolio and Its Investments and Risks       B-1
          Management of the Portfolio                                     B-20
          Control Persons and Principal Holders of Securities             B-25
          Investment Advisory and Other Services                          B-25
          Brokerage Allocation and Other Practices                        B-29
          Capital Stock and Other Securities                              B-31
          Purchase, Redemption and Pricing of Securities                  B-32
          Taxation of the Portfolio                                       B-33
          Underwriters                                                    B-34
          Calculation of Performance Data                                 B-34
          Financial Statements                                            B-34

ITEM 10.  PORTFOLIO HISTORY.

         The Portfolio is organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated December 15, 1992.

ITEM 11. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

         Part A sets forth the investment objective and various investment strategies of the Portfolio. This Part B supplements and should be read in conjunction with the related section of Part A. For descriptions of the securities ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's") and [Fitch Investors Service, Inc.] ("Fitch"), see Appendix A.

INVESTMENT POLICIES AND RESTRICTIONS.

         The Portfolio may engage in the following investment policies, when consistent with the Portfolio's overall objective and strategies.

         U.S. Government Securities. U.S. Government Securities include (1) U.S. Treasury obligations, which generally differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years); and (2) obligations issued or guaranteed by U.S. government agencies and instrumentalities that are supported by any of the following:

(a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow any amount listed to a specific line of credit from the U.S. Treasury,
(c) discretionary authority of the U.S. government to purchase certain obligations of the U.S. government agency or instrumentality or (d) the credit of the agency or instrumentality. Agencies and instrumentalities of the U.S. government include but are not limited to: Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. government. Certain U.S. government securities, including U.S. Treasury bills, notes and bonds, Government National Mortgage Association certificates and Federal Housing Administration debentures, are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government sponsored enterprises and are not supported by the full faith and credit of the United States. These securities include obligations that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Banks, and obligations that are supported by the creditworthiness of the particular instrumentality, such as obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

         In addition, certain U.S. government agencies and instrumentalities issue specialized types of securities, such as guaranteed notes of the Small Business Administration, Federal Aviation Administration, Department of Defense, Bureau of Indian Affairs and Private Export Funding Corporation, which often provide higher yields than are available from the more common types of government-backed instruments. However, such specialized instruments may only be available from a few sources, in limited amounts, or only in very large denominations; they may also require specialized capability in portfolio servicing and in legal matters related to government guarantees. While they may frequently offer attractive yields, the limited-activity markets of many of these securities means that, if the Portfolio were required to liquidate any of them, it might not be able to do so advantageously; accordingly, the Portfolio investing in such securities normally holds such securities to maturity or pursuant to repurchase agreements, and would treat such securities (including repurchase agreements maturing in more than seven days) as illiquid for purposes of its limitation on investment in illiquid securities.

    BANK OBLIGATIONS. The Portfolio may invest in bank obligations. Bank obligations include negotiable certificates of deposit, bankers' acceptances, fixed time deposits and deposit notes. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international transaction. The borrower is liable for payment, as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of the U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market; there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Fixed time deposits subject to withdrawal penalties and with respect to which the Portfolio cannot realize the proceeds thereon within seven days are deemed "illiquid" for the purposes of its restriction on investments in illiquid securities. Deposit notes are notes issued by commercial banks which generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years. Investments in bank obligations are limited to those of U.S. banks (including their foreign branches) which have assets at the time of purchase in excess of $1 billion and the deposits of which are insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation and foreign banks (including their U.S. branches) having total assets in excess of $1 billion (or the equivalent in other currencies), and such other U.S. and foreign commercial banks which are judged by the adviser to meet comparable credit standing criteria.

    The Portfolio will not invest in obligations for which the Adviser, or any of their affiliated persons, is the ultimate obligor or accepting bank.

         Foreign Securities. For purposes of the Portfolio's investment policies, the issuer of a security may be deemed to be located in a particular country if (i) the principal trading market for the security is in such country,
(ii) the issuer is organized under the laws of such country or (iii) the issuer derives at least 50% of its revenues or profits from such country or has at least 50% of its assets situated in such country.

         Depositary Receipts. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") or other similar securities of foreign issuers. ADRs are securities, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include American Depositary Shares and New York Shares. EDRs are receipts issued by a European financial institution. GDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. ADRs, EDRs, GDRs and CDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt's underlying security. The Portfolio may invest its Assets in securities of multinational companies in the form of American Depositary Receipts or other similar securities representing securities of foreign issuers, such as European Depositary Receipts, Global Depositary Receipts (collectively, "Depositary Receipts"). The Portfolio treats Depositary Receipts as interests in the underlying securities for purposes of its investment policies.

        Holders of an unsponsored depositary receipt generally bear all costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.


         Obligations of Supranational Entities. The Portfolio may invest in obligations of supranational entities designated or supported by governmental entities to promote economic reconstruction or development and of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. Each supranational entity's lending activities are limited to a percentage of its total capital (including "callable capital" contributed by its governmental members at the entity's call), reserves and net income. There is no assurance that participating governments will be able or willing to honor their commitments to make capital contributions to a supranational entity.


         Money Market Instruments. The Portfolio may invest in cash or high-quality, short-term money market instruments. These may include U.S. government securities, commercial paper of domestic and foreign issuers and obligations of domestic and foreign banks. Investments in foreign money market instruments may involve certain risks associated with foreign investment.

         Corporate Reorganizations. In general, securities that are the subject of a tender or exchange offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or proposal. The increased market price of these securities may also discount what the stated or appraised value of the security would be if the contemplated action were approved or consummated. These investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of these contingencies requires unusually broad knowledge and experience on the part of the Adviser that must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction, but also the financial resources and business motivation of the offeror as well as the dynamics of the business climate when the offer or proposal is in progress. Investments in reorganization securities may tend to increase the turnover ratio of the Portfolio and increase its brokerage and other transaction expenses.


         Warrants and Rights. The Portfolio may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the "strike price") for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Rights are similar to warrants but normally have a shorter duration and are distributed directly by the issuers to shareholders.

         Warrants and rights generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. Warrants and rights will expire without value if they are not exercised on or prior to the expiration date.

         Commercial Paper. The Portfolio may invest in commercial paper. Commercial paper is defined as short term obligations with maturities from 1 to 270 days issued by banks, corporations, or other borrowers to investors with temporary idle cash. Commercial paper includes master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and the adviser acting as agent, for no additional fee. The monies loaned to the borrower come from accounts managed by the adviser or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Adviser has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by the adviser. Since master demand obligations typically are not rated by credit rating agencies, the Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the adviser to have a credit quality which satisfies the Portfolio's quality restrictions. Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of an affiliate of the adviser to whom such affiliate, in its capacity as a commercial bank, has made a loan.


         Investment-Grade Debt Securities. The Portfolio may invest in investment-grade debt securities. Investment grade debt securities are securities rated in the categories BBB or higher by Standard & Poor's Corporation ("S&P"), or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or the equivalent by another national rating organization, or, if unrated, determined by the Adviser to be of comparable quality.


         Repurchase Agreements. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the Adviser's credit guidelines. The Portfolio will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers believed creditworthy, and only if fully collateralized by securities in which the Portfolio is permitted to invest. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short; from overnight to one week, and at no time will the Portfolio invests in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the custodian. Repurchase agreements are considered under the Investment Company Act of 1940, as amended (the "1940 Act") to be loans collateralized by the underlying securities. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Portfolio, but would only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. Repurchase agreements maturing in more than seven days are treated as illiquid for purposes of the Portfolio's restrictions on purchases of illiquid securities.

         Forward Commitments. In order to invest the Portfolio's Assets immediately, while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will normally be purchased. When a commitment to purchase a security on a forward commitment basis is made, procedures are established consistent with the General Statement of Policy of the Securities and Exchange Commission concerning such purchases. Since that policy currently recommends that an amount of the Portfolio's Assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, a separate account of the Portfolio consisting of cash or liquid securities equal to the amount of the Portfolio's commitments securities will be established at the Portfolio's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio.

         Although it is not intended that such purchases would be made for speculative purposes, purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the Portfolio's portfolio are subject to changes in value based upon the public's perception of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment basis can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the Portfolio will meet its obligations from then available cash flow, sale of securities held in the separate account, sale of other securities or, although it would not normally expect to do so, from sale of the forward commitment securities themselves (which may have a value greater or lesser than the Portfolio's payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses. Purchasing securities on a forward commitment basis can also involve the risk of default by the other party on its obligation, delaying or preventing the Fund from recovering the collateral or completing the transaction.

         To the extent the Portfolio engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.


         Floating and Variable Rate Securities; Participation Certificates. The Portfolio may invest in floating rate securities, whose interest rates adjust automatically whenever a specified interest rate changes, and variable rate securities, whose interest rates are periodically adjusted. Certain of these instruments permit the holder to demand payment of principal and accrued interest upon a specified number of days' notice from either the issuer or a third party. The Adviser has been instructed by the Board of Trustees to monitor on an ongoing basis the pricing, quality and liquidity of the floating and variable rate securities held by the Portfolio, including Participation Certificates described hereafter, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Portfolio may subscribe. Although these instruments may be sold by the Portfolio, it is intended that they be held until maturity.

         Past periods of high inflation, together with the fiscal measures adopted to attempt to deal with it, have seen wide fluctuations in interest rates, particularly "prime rates" charged by banks. While the value of the underlying floating or variable rate securities may change with changes in interest rates generally, the floating or variable rate nature of the underlying floating or variable rate securities should minimize changes in value of the instruments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed rate securities. The Portfolio's portfolio may contain floating or variable rate securities on which stated minimum or maximum rates, or maximum rates set by state law, limit the degree to which interest on such floating or variable rate securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the floating or variable rate securities is made in relation to movements of the applicable banks' "prime rates" or other short-term rate adjustment indices, the floating or variable rate securities are not comparable to long-term fixed rate securities. Accordingly, interest rates on the floating or variable rate securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities. Demand features provided by foreign banks involve certain risks associated with foreign investments.

         The securities in which the Portfolio may be invested include participation certificates issued by a bank, insurance company or other financial institution in securities owned by such institutions or affiliated organizations ("Participation Certificates"). A Participation Certificate gives the Portfolio an undivided interest in the security in the proportion that the Portfolio's participation interest bears to the total principal amount of the security and generally provides the demand feature described below. Each Participation Certificate is backed by an irrevocable letter of credit or guaranty of a bank (which may be the bank issuing the Participation Certificate, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the Participation Certificate) or insurance policy of an insurance company that the Board of Trustees has determined meets the prescribed quality standards for the Portfolio.

         The Portfolio may have the right to sell the Participation Certificate back to the institution and draw on the letter of credit or insurance on demand after the prescribed notice period, for all or any part of the full principal amount of the Portfolio's participation interest in the security, plus accrued interest. The institutions issuing the Participation Certificates would retain a service and letter of credit fee and a fee for providing the demand feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the Participation Certificates were purchased by the Portfolio. The total fees would generally range from 5% to 15% of the applicable prime rate or other short-term rate index. With respect to insurance, the Portfolio will attempt to have the issuer of the participation certificate bear the cost of any such insurance, although the Portfolio retains the option to purchase insurance if deemed appropriate. Obligations that have a demand feature permitting the Portfolio to tender the obligation to a foreign bank may involve certain risks associated with foreign investment. The Portfolio's ability to receive payment in such circumstances under the demand feature from such foreign banks may involve certain risks such as future political and economic developments, the possible establishments of laws or restrictions that might adversely affect the payment of the bank's obligations under the demand feature and the difficulty of obtaining or enforcing a judgment against the bank.

         Borrowings. The Portfolio may borrow money from banks for temporary or short-term purposes. But, the Portfolio may not borrow money to buy additional securities, which is known as "leveraging."


         Reverse Repurchase Agreements. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, a form of leverage. Leverage may cause any gains or losses for the Portfolio to be magnified. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, except for liquidity purposes, will enter into a reverse repurchase agreement only when the expected return from the Portfolio the investment of the proceeds is greater than the expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period, which exceeds the duration of the reverse repurchase agreement. The Portfolio would be required to pay interest on amounts obtained through reverse repurchase agreements, which are considered borrowings under federal securities laws. The repurchase price is generally equal to the original sales price plus interest. Reverse repurchase agreements are usually for seven days or less and cannot be repaid prior to their expiration dates. The Portfolio will establish and maintain with the custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the portfolio securities transferred may decline below the price at which the Portfolio is obliged to purchase the securities. All forms of borrowing (including reverse repurchase agreements, mortgage dollar roll and securities lending) are limited in the aggregate and may not exceed 33 1/3% of the Portfolio's total assets.

         Investment Company Securities. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the Investment Company Act of 1940, as amended (the "1940 Act"). These limits require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of the Portfolio's total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations. The Securities and Exchange Commission ("SEC") has granted an exemptive order permitting the Portfolio to invest its uninvested cash in any affiliated money market funds. The order sets the following conditions: (1) the Portfolio may invest in one or more of the permitted money market funds up to an aggregate limit of 25% of its Assets; and (2) the Adviser will waive and/or reimburse its advisory fee from the Portfolio in an amount sufficient to offset any doubling up of investment advisory, administrative and shareholder servicing fees.


         Zero Coupon, Payment-in-Kind and Stripped Obligations. The principal and interest components of U.S. Treasury bonds with remaining maturities of longer than ten years are eligible to be traded independently under the Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Under the STRIPS program, the principal and interest components are separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts separately. The interest component of STRIPS may be more volatile than that of U.S. Treasury bills with comparable maturities. The risk is greater when the period to maturity is longer.

         The Portfolio may invest in stripped obligations. In addition, the Portfolio may invest up to 20% of its total Assets in stripped obligations only where the underlying obligations are backed by the full faith and credit of the U.S. government.

         Equity Securities. The equity securities in which the Portfolio may invest may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

         Preferred stock are securities that represent an ownership interest in a corporation and that give the owner a prior claim over common stock on the corporation's earnings or assets.

         The convertible securities in which the Portfolio may invest include any debt securities or preferred stock, which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.


         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Portfolio may not acquire any illiquid securities if, as a result thereof, more than 15% of its net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as commercial obligations issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act"), and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by a Fund. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

         The Portfolio may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Adviser and approved by the Trustees. The Trustees will monitor the Adviser's implementation of these guidelines on a periodic basis.

         As to illiquid investments, the Portfolio is subject to a risk that should the Fund decide to sell them when a ready buyer is not available at a price the Fund deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act, before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.


         Stand-By Commitments. In a put transaction, the Portfolio acquires the right to sell a security at an agreed upon price within a specified period prior to its maturity date, and a stand-by commitment entitles the Portfolio to same-day settlement and to receive an exercise price equal to the amortized cost of the underlying security plus accrued interest, if any, at the time of exercise. Stand-by commitments are subject to certain risks, which include the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, the fact that the commitment is not marketable by the Portfolio, and that the maturity of the underlying security will generally be different from that of the commitment. A put transaction will increase the cost of the underlying security and consequently reduce the available yield.

         Loans of Portfolio Securities. The Portfolio may lend its securities if such loans are secured continuously by cash collateral in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances before entering into such an agreement, including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Adviser or the Distributor, unless otherwise permitted by applicable law. The voting rights with respect to loaned securities may pass with the lending of the securities, but the Board of Trustees is entitled to call loaned securities to vote proxies, or otherwise obtain rights to vote or consent with respect to a material event affecting securities on loan, when the Board believes it necessary to vote. All forms of borrowing (including reverse repurchase agreements and securities lending) are limited in the aggregate and may not exceed 33 1/3% of the Portfolio's total Assets.

    There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

         Real Estate Investment Trusts. The Portfolio may invest in shares of real estate investment trusts ("REITs"), which are pooled investment vehicles which invest primarily in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs or mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. The value of equity trusts will depend upon the value of the underlying properties, and the value of mortgage trusts will be sensitive to the value of the underlying loans or interests.

ADDITIONAL POLICIES REGARDING DERIVATIVE AND RELATED TRANSACTIONS.

         Introduction. As explained more fully below, the Portfolio may employ derivative and related instruments as tools in the management of portfolio Assets. Put briefly, a "derivative" instrument may be considered a security or other instrument which derives its value from the value or performance of other instruments or assets, interest or currency exchange rates, or indexes. For instance, derivatives include futures, options, forward contracts, structured notes and various over-the-counter instruments.

         Like other investment tools or techniques, the impact of using derivatives strategies or similar instruments depends to a great extent on how they are used. Derivatives are generally used by portfolio managers in three ways: First, to reduce risk by hedging (offsetting) an investment position. Second, to substitute for another security, particularly where it is quicker, easier and less expensive to invest in derivatives. Lastly, to speculate or enhance portfolio performance. When used prudently, derivatives can offer several benefits, including easier and more effective hedging, lower transaction costs, quicker investment and more profitable use of portfolio Assets. However, derivatives also have the potential to significantly magnify risks, thereby leading to potentially greater losses for the Portfolio.

         The Portfolio may invest its Assets in derivative and related instruments subject only to the Portfolio's investment objective and policies and the requirement that the Portfolio maintain segregated accounts consisting of cash or other liquid assets (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset so as to avoid leveraging the Portfolio.

         The value of some derivative or similar instruments in which the Portfolio may invest may be particularly sensitive to changes in prevailing interest rates or other economic factors, and, like other investments of the Portfolio, the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. If the Adviser inaccurately forecasts such factors and has taken positions in derivative or similar instruments contrary to prevailing market trends, the Portfolio could be exposed to the risk of a loss. The Portfolio might not employ any or all of the strategies described herein, and no assurance can be given that any strategy used will succeed.

RISK FACTORS.

         Set forth below is an explanation of the various derivatives strategies and related instruments the Portfolio may employ along with risks or special attributes associated with them. This discussion is intended to supplement Part A as well as provide useful information to prospective investors.

         As explained more fully below and in the discussions of particular strategies or instruments, there are a number of risks associated with the use of derivates and related instruments. No assurance can be given that any strategy will succeed.

         The value of certain derivatives or related instruments in which the Portfolio may invest may be particularly sensitive to changes in prevailing economic conditions and market value. The ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast these factors correctly. Inaccurate forecasts could expose the Portfolio to a risk of loss.

         There can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio Assets being hedged. An incorrect correlation could result in a loss on both the hedged Assets in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The Adviser may inaccurately forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, the Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains.

         The Portfolio is not required to use any hedging strategies, and strategies not involving hedging involve leverage and may increase the risk to the Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to the Portfolio than hedging strategies using the same instruments.

         There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day; once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist.

         Finally, over-the-counter instruments typically do not have a liquid market. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position.

Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions and forward contracts there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, the Portfolio may experience a loss. In transactions involving currencies, the value of the currency underlying an instrument may fluctuate due to many factors, including economic conditions, interest rates, governmental policies and market forces.

SPECIFIC USES AND STRATEGIES.

         Set forth below are explanations of various strategies involving derivatives and related instruments that may be used by the Portfolio.

         Options on Securities, Securities Indexes and Debt Instruments. The Portfolio may purchase, sell or exercise call and put options on (i) securities,
(ii) securities indexes, and (iii) debt instruments. Specifically, the Portfolio may (i) purchase, write and exercise call and put options on securities and securities indexes (including using options in combination with securities, other options or derivative instruments) and (ii) enter into swaps, futures contracts and options on futures contracts. The Portfolio may also (i) employ forward currency contracts and (ii) purchase and sell structured products, which are instruments designed to restructure or reflect the characteristics of certain other investments.

         Although in most cases these options will be exchange-traded, the Portfolio may also purchase, sell or exercise over-the-counter options. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller. As such, over-the-counter options generally have much less market liquidity and carry the risk of default or nonperformance by the other party.

         One purpose of purchasing put options is to protect holdings in an underlying or related security against a substantial decline in market value. One purpose of purchasing call options is to protect against substantial increases in prices of securities the Portfolio intends to purchase pending its ability to invest in such securities in an orderly manner. The Portfolio may also use combinations of options to minimize costs, gain exposure to markets or take advantage of price disparities or market movements. For example, the Portfolio may sell put or call options it has previously purchased or purchase put or call options it has previously sold. These transactions may result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. The Portfolio may write a call or put option in order to earn the related premium from such transactions. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of a similar option. The Portfolio will not write uncovered options.

         In addition to the general risk factors noted above, the purchase and writing of options involve certain special risks. During the option period, the Portfolio writing a covered call (i.e., where the underlying securities are held by the Portfolio) has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price.

         If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, the Portfolio may be unable to close out a position.

         Futures Contracts and Options on Futures Contracts. The Portfolio may purchase or sell (i) interest-rate futures contracts, (ii) futures contracts on specified instruments or indices, and (iii) options on these futures contracts ("futures options").

         The futures contracts and futures options may be based on various instruments or indices in which the Portfolio may invest such as foreign currencies, certificates of deposit, Eurodollar time deposits, securities indices, economic indices (such as the Consumer Price Indices compiled by the U.S. Department of Labor).

         Futures contracts and futures options may be used to hedge portfolio positions and transactions as well as to gain exposure to markets. For example, the Portfolio may sell a futures contract - or buy a futures option - to protect against a decline in value, or reduce the duration, of portfolio holdings. Likewise, these instruments may be used where the Portfolio intends to acquire an instrument or enter into a position. For example, the Portfolio may purchase a futures contract - or buy a futures option - to gain immediate exposure in a market or otherwise offset increases in the purchase price of securities or currencies to be acquired in the future. Futures options may also be written to earn the related premiums.

         When writing or purchasing options, the Portfolio may simultaneously enter into other transactions involving futures contracts or futures options in order to minimize costs, gain exposure to markets, or take advantage of price disparities or market movements. Such strategies may entail additional risks in certain instances. The Portfolio may engage in cross-hedging by purchasing or selling futures or options on a security or currency different from the security or currency position being hedged to take advantage of relationships between the two securities or currencies.

         Investments in futures contracts and options thereon involve risks similar to those associated with options transactions discussed above. The Portfolio will only enter into futures contracts or options on futures contracts which are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system.

         Forward Contracts. The Portfolio may use foreign currency and interest-rate forward contracts for various purposes as described below.

         Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. The Portfolio that may invest in securities denominated in foreign currencies may, in addition to buying and selling foreign currency futures contracts and options on foreign currencies and foreign currency futures, enter into forward foreign currency exchange contracts to reduce the risks or otherwise take a position in anticipation of changes in foreign exchange rates. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be a fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. By entering into a forward foreign currency contract, the Portfolio "locks in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, the Portfolio reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another. Transactions that use two foreign currencies are sometimes referred to as "cross-hedges."

         The Portfolio may enter into these contracts for the purpose of hedging against foreign exchange risk arising from the Portfolio's investments or anticipated investments in securities denominated in foreign currencies. The Portfolio may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

         The Portfolio may also use forward contracts to hedge against changes in interest rates, increase exposure to a market or otherwise take advantage of such changes. An interest-rate forward contract involves the obligation to purchase or sell a specific debt instrument at a fixed price at a future date.

         Interest Rate and Currency Transactions. The Portfolio may employ currency and interest rate management techniques, including transactions in options (including yield curve options), futures, options on futures, forward foreign currency exchange contracts, currency options and futures and currency and interest rate swaps. The aggregate amount of the Portfolio's net currency exposure will not exceed the total net asset value of its portfolio. However, to the extent that the Portfolio is fully invested while also maintaining currency positions, it may be exposed to greater combined risk.

         The Portfolio will only enter into interest rate and currency swaps on a net basis, i.e., the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. Interest rate and currency swaps do not involve the delivery of securities, the underlying currency, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate and currency swaps is limited to the net amount of interest or currency payments that the Portfolio is contractually obligated to make. If the other party to an interest rate or currency swap defaults, the Portfolio's risk of loss consists of the net amount of interest or currency payments that the Portfolio is contractually entitled to receive. Since interest rate and currency swaps are individually negotiated, the Portfolio expects to achieve an acceptable degree of correlation between their portfolio investments and their interest rate or currency swap positions.

         The Portfolio may hold foreign currency received in connection with investments in foreign securities when it would be beneficial to convert such currency in U.S. dollars at a later date, based on anticipated changes in the relevant exchange rate.

         The Portfolio may purchase or sell without limitation as to a percentage of its assets forward foreign currency exchange contracts when the Adviser anticipates that the foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held by the Portfolio. In addition, the Portfolio may enter into forward foreign currency exchange contracts in order to protect against adverse changes in future foreign currency exchange rates. The Portfolio may engage in cross-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency if its Adviser believes that there is a pattern of correlation between the two currencies. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts will not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on the Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Portfolio to certain risks.

         The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, the Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices, and this will limit the Portfolio's ability to use such contract to hedge or cross-hedge its Assets. Also, with regard to the Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying the Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's Assets that are the subject of such cross-hedges are denominated.

         The Portfolio may enter into interest rate and currency swaps to the maximum allowed limits under applicable law. The Portfolio will typically use interest rate swaps to shorten the effective duration of its portfolio. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of their respective rights to make or receive payments in specified currencies.


         Mortgage-Related Securities. The Portfolio may purchase mortgaged-backed securities-i.e., securities representing an ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage pool underlying mortgage-backed securities consists of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on owner occupied and non-owner occupied one-unit to four-unit residential properties, multifamily (i.e., five or more) properties, agriculture properties, commercial properties and mixed use properties. The investment characteristics of adjustable and fixed rate mortgage-backed securities differ from those of traditional fixed income securities. The major differences include the payment of interest and principal on mortgage-backed securities on a more frequent (usually monthly) schedule and the possibility that principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. As a result, a faster than expected prepayment rate will reduce both the market value and the yield to maturity from those which were anticipated. A prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity and market value.

         Government National Mortgage Association mortgage-backed certificates ("Ginnie Maes") are supported by the full faith and credit of the United States. Certain other U.S. government securities, issued or guaranteed by federal agencies or government sponsored enterprises, are not supported by the full faith and credit of the United States, but may be supported by the right of the issuer to borrow from the U.S. Treasury. These securities include obligations of government sponsored enterprises such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"). No assurance can be given that the U.S. government will provide financial support to these federal agencies, authorities, instrumentalities and government sponsored enterprises in the future.

         There are several types of guaranteed mortgage-backed securities currently available, including guaranteed mortgage pass-through certificates and multiple class securities, which include guaranteed real estate mortgage investment conduit certificates ("REMIC Certificates") and other collateralized mortgage obligations ("CMOs").

         Mortgage pass-through securities are fixed or adjustable rate mortgage-backed securities which provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees or other amounts paid to any guarantor, administrator and/or servicer of the underlying mortgage loans.

         Multiple class securities include CMOs and REMIC Certificates issued by U.S. government agencies, instrumentalities and sponsored enterprises (such as and the Federal National Mortgage Association ("Fannie Mae") and Freddie Mac) or by trusts formed by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. In general, CMOs are debt obligations of a legal entity that are collateralized by, and multiple class mortgage-backed securities represent direct ownership interests in, a pool of mortgage loans or mortgaged-backed securities, the payments on which are used to make payments on the CMOs or multiple class mortgage-backed securities.

         Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. The Funds do not intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage-backed securities (the "Mortgage Assets"). The obligations of Fannie Mae and Freddie Mac under their respective guaranty of the REMIC Certificates are obligations solely of Fannie Mae and Freddie Mac, respectively.

         Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final scheduled distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

         Mortgage Dollar Rolls Transactions. Under a mortgage "dollar roll," the Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio forgoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Portfolio may only enter into covered rolls. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position which matures on or before the forward settlement date of the dollar roll transaction. At the time the Portfolio enters into a mortgage "dollar roll", it will establish a segregated account with its custodian bank in which it will maintain cash or liquid securities equal in value to its obligations in respect of dollar rolls, and accordingly, such dollar rolls will not be considered borrowings. Mortgage dollar rolls involve the risk that the market value of the securities the Portfolio is obligated to repurchase under the agreement may decline below the repurchase price. Also, these transactions involve some risk to the Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from completing the transaction. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Portfolio's use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions. All forms of borrowing (including reverse repurchase agreements, mortgage dollar rolls and securities lending) are limited in the aggregated and may not exceed 33 1/3% of the Portfolio's total assets.

         Asset-Backed Securities. The Portfolio may invest in asset-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle receivables or credit card receivables. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. The asset-backed securities in which the Portfolio may invest are subject to the Portfolio's overall credit requirements. However, asset-backed securities, in general, are subject to certain risks. Most of these risks are related to limited interests in applicable collateral. For example, credit card debt receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts on credit card debt thereby reducing the balance due. Additionally, if the letter of credit is exhausted, holders of asset backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

         Collateralized securities are subject to certain additional risks, including a decline in the value of the collateral backing the security, failure of the collateral to generate the anticipated cash flow or in certain cases more rapid prepayment because of events affecting the collateral, such as accelerated prepayment of loans backing these securities or destruction of equipment subject to equipment trust certificates. In the event of any such prepayment, the Portfolio will be required to reinvest the proceeds of prepayments at interest rates prevailing at the time of reinvestment, which may be lower.

         Structured Products. The Portfolio may invest in interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of certain other investments. This type of restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity of one or more classes of securities ("structured products") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to structured products is dependent on the extent of the cash flow on the underlying instruments. The Portfolio may invest in structured products that represent derived investment positions based on relationships among difference markets or asset classes.


         The Portfolio may also invest in other types of structured products, including, among others, inverse floaters, spread trades and notes linked by a formula to the price of an underlying instrument. Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate (which typically is determined by reference to an index rate, but may also be determined through a dutch auction or a remarketing agent or by reference to another security) (the "reference rate"). As an example, inverse floaters may constitute a class of CMOs with a coupon rate that moves inversely to a designated index, such as LIBOR (London Interbank Offered Rate) or the Cost of Funds Index. Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. A spread trade is an investment position relating to a difference in the prices or interest rates of two securities where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities. When the Portfolio invests in notes linked to the price of an underlying instrument, the price of the underlying security is determined by a multiple (based on a formula) of the price of such underlying security. A structured product may be considered to be leveraged to the extent its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. Because they are linked to their underlying markets or securities, investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. Total return on the structured product is derived by linking return to one or more characteristics of the underlying instrument. Because certain structured products of the type in which the Portfolio may invest may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. The Portfolio may invest in a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products. Although the Portfolio's purchase of subordinated structured products would have similar economic effect to that of borrowing against the underlying securities, the purchase will not be deemed to be leverage for purposes of the Portfolio's fundamental investment limitation related to borrowing and leverage.


         Certain issuers of structured products may be deemed to be "investment companies" as defined in the 1940 Act. As a result, the Portfolio's investments in these structured products may be limited by the restrictions contained in the 1940 Act. Structured products are typically sold in private placement transactions and there currently is no active trading market for structured products. As a result, certain structured products in which the Portfolio invests may be deemed illiquid and subject to its restriction on illiquid investments.

         Investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security.

ADDITIONAL RESTRICTIONS ON THE USE OF FUTURES AND OPTIONS CONTRACTS.

         The Portfolio is not a "commodity pool" (i.e., a pooled investment vehicle which trades in commodity futures contracts and options thereon and the operator of which is registered with the CFTC) and the Portfolio will limit its use of futures contracts and options on futures contracts so that it will not be a "commodity pool operator" for purposes of the Federal commodities laws.

         When the Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be deposited in a segregated account with the Portfolio's custodian or sub-custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

INVESTMENT RESTRICTIONS.

         The Portfolio has adopted the following investment restrictions which may not be changed without approval by a "majority of the outstanding shares" of the Portfolio which, as used herein, means the vote of the lesser of (i) 67% or more of the voting securities of Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of a Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of a Portfolio.

         Except as otherwise indicated herein, the Portfolio is not subject to any percentage limits with respect to the practices described below.

         Except for the investment policies designated as fundamental herein, the Portfolio's investment policies are not fundamental. In the event of a change in the Portfolio's investment objective where the investment objective is not fundamental, shareholders will be given at least 30 days' written notice prior to such a change.

         The Portfolio may not:

         (1) borrow money, except that the Portfolio may borrow money for temporary or emergency purposes, or by engaging in reverse repurchase transactions, in an amount not exceeding 33-1/3% of the value of its total assets at the time when the loan is made and may pledge, mortgage or hypothecate no more than one-third of its net assets to secure such borrowings. Any borrowings representing more than 5% of the Portfolio's total assets must be repaid before the Portfolio may make additional investments;

         (2) make loans to other persons, in accordance with the Portfolio's investment objectives and policies and to the extent permitted by applicable law [except that the Portfolio may: (i) purchase and hold debt instruments (including without limitation, bonds, notes, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objectives and policies; (ii) enter into repurchase agreements with respect to portfolio securities; and (iii) lend portfolio securities with a value not in excess of one-third of the value of its total assets];

         (3) purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, or repurchase agreements secured thereby) if, as a result, more than 25% of the Portfolio's total assets would be invested in the securities of companies whose principal business activities are in the same industry. Notwithstanding the foregoing, with respect to the Portfolio's permissible futures and options transactions in U.S. Government securities, positions in such options and futures shall not be subject to this restriction;

         (4) purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments but this shall not prevent the Portfolio from (i) purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities or (ii) engaging in forward purchases or sales of foreign currencies or securities;

         (5) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business). Investments by the Portfolio in securities backed by mortgages on real estate or in marketable securities of companies engaged in such activities are not hereby precluded;

         (6) issue any senior security (as defined in the 1940 Act), except that (i) the Portfolio may engage in transactions that may result in the issuance of senior securities to the extent permitted under applicable regulations and interpretations of the 1940 Act or an exemptive order; (ii) the Portfolio may acquire other securities, the acquisition of which may result in the issuance of a senior security, to the extent permitted under applicable regulations or interpretations of the 1940 Act; and (iii) subject to the restrictions set forth above, the Portfolio may borrow money as authorized by the 1940 Act. For purposes of this restriction, collateral arrangements with respect to permissible options and futures transactions, including deposits of initial and variation margin, are not considered to be the issuance of a senior security; or

         (7) underwrite securities issued by other persons except insofar as the Portfolio may technically be deemed to be an underwriter under the Securities Act of 1933 in selling a portfolio security.

     In addition, the Portfolio is subject to the following nonfundamental restrictions which may be changed without investor approval:

         (1) The Portfolio may not, with respect to 50% of its Assets, hold more than 10% of the outstanding voting securities of any issuer.

         (2) The Portfolio may not make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment program of the Portfolio. The Portfolio does not have the current intention of making short sales against the box.

         (3) The Portfolio may not purchase or sell interests in oil, gas or mineral leases.

         (4) The Portfolio may not invest more than 15% of its net assets in illiquid securities.

         (5) The Portfolio may not write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent (i) the writing, purchasing or selling of puts, calls or combinations thereof with respect to portfolio securities or (ii) with respect to the Portfolio's permissible futures and options transactions, the writing, purchasing, ownership, holding or selling of futures and options positions or of puts, calls or combinations thereof with respect to futures.

         (6) Except as specified above, the Portfolio may invest in securities of other investment companies, to the extent permitted by applicable federal securities law.

         In order to permit the sale of its beneficial interests in certain states and foreign countries, the Portfolio may make commitments more restrictive than the investment policies and limitations described above and in Part A. Should the Portfolio determine that any such commitment is no longer in its best interests, it will revoke the commitment by terminating sales of its beneficial interests in the state or country involved. In order to comply with certain regulatory policies, as a matter of operating policy, the Portfolio will not: (i) borrow money in an amount which would cause, at the time of such borrowing, the aggregate amount of borrowing by the Portfolio to exceed 10% of the value of the Portfolio's total assets, (ii) invest more than 10% of its total assets in the securities of any one issuer (other than obligations of the U.S. government, its agencies and instrumentalities), (iii) acquire more than 10% of the outstanding shares of any issuer and may not acquire more than 15% of the outstanding shares of any issuer together with other mutual funds managed by an affiliate of J.P. Morgan Chase & Co., (iv) invest more than 10% of its total assets in the securities of other investment companies, except as they might be acquired as part of a merger, consolidation or acquisition of assets, (v) invest more than 15% of its net assets in illiquid securities (which include securities restricted as to resale unless they are determined to be readily marketable in accordance with the procedures established by the Board of Trustees), (vi) grant privileges to purchase shares of the Portfolio to investors by issuing warrants, subscription rights or options, or other similar rights or (vii) sell, purchase or loan securities (excluding beneficial interests in the Portfolio) or grant or receive a loan or loans to or from the Adviser, corporate and domiciliary agent, or paying agent, the distributors and the authorized agents or any of their directors, officers or employees or any of their major shareholders (meaning a shareholder who holds, in his own or other name (as well as a nominee's name), more than 10% of the total issued and outstanding shares of stock of such company) acting as principal, or for their own account, unless the transaction is made within the other restrictions set forth above and either (a) at a price determined by current publicly available quotations, or (b) at competitive prices or interest rates prevailing from time to time on internationally recognized securities markets or internationally recognized money markets.

         If a percentage or rating restriction on investment or use of Assets set forth herein or in Part A is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Portfolio will not be considered a violation. If the value of the Portfolio's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

ITEM 12. MANAGEMENT OF THE PORTFOLIO.


                                    TRUSTEES


         The names of the Trustees of the Portfolio, together with information regarding their year of birth ("YOB"), positions with the Portfolio, principal occupations and other board memberships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the 1940 Act, are shown below. The contact address for each of the Trustees is 522 Fifth Avenue, New York, NY 10036.



                                                                                  NUMBER OF
                                                                                PORTFOLIOS IN
                                                                                    FUND
           NAME (YOB);                                                           COMPLEX(1)
          POSITIONS WITH                   PRINCIPAL OCCUPATIONS                 OVERSEEN BY           OTHER DIRECTORSHIPS HELD
       THE PORTFOLIO, SINCE                 DURING PAST 5 YEARS                    TRUSTEE               OUTSIDE FUND COMPLEX
----------------------------------  -----------------------------------  ---------------------------  ---------------------------
INDEPENDENT TRUSTEES
William J. Armstrong (1941);        Retired; Vice-President &                        69               None
Trustee of the Trust, since 1987    Treasurer of Ingersoll-Rand Company
                                    (manufacturer of industrial
                                    equipment) (1972-2000)

Roland R. Eppley, Jr.               Retired                                          69               Director of Janel Hydro,
(1932); Trustee of the Trust,                                                                         Inc. (automotive)
since 1989                                                                                            (1993-present)


Ann Maynard Gray (1945);            Vice President of Capital Cities/                69               Director of Duke Energy
Trustee of the Trust, since 2001    ABC, Inc. (communications)                                        Corporation (1997-Present)
                                    (1986-1998)                                                       Director of Elan
                                                                                                      Corporation, Plc
                                                                                                      (pharmaceuticals)
                                                                                                      (2001-Present); Director of
                                                                                                      The Phoenix Companies
                                                                                                      (wealth management
                                                                                                      services) (2002-present)

Matthew Healey (1937);              Retired; Chief Executive Officer of              69               None
Trustee of the Trust, since 2001.   certain J.P. Morgan Fund trusts
President of the Board of           (1982-2001)
Trustees, since 2001

Robert J. Higgins (1945);           Director of Administration of the                69               Director of Providian
Trustee of the Trust, since 2002    State of Rhode Island (1993);                                     Financial Corp. (banking)
                                    President -- Consumer Banking and                                 (2002-present)
                                    Investment Services Fleet Boston
                                    Financial (1971-2002)

Fergus Reid, III (1932);            Chairman of Lumelite Corporation                 69               Trustee of 209 Morgan
Trustee of the Trust, since 1987.   (plastics manufacturing)                                          Stanley portfolios
Chairman of the Board of Trustees,  (currently); Chairman and CEO of                                  (1995-present)
since 2001                          Lumelite Corporation (1985-2002)

                                                                                  NUMBER OF
                                                                                PORTFOLIOS IN
                                                                                    FUND
           NAME (YOB);                                                           COMPLEX(1)
          POSITIONS WITH                   PRINCIPAL OCCUPATIONS                 OVERSEEN BY           OTHER DIRECTORSHIPS HELD
       THE PORTFOLIO, SINCE                 DURING PAST 5 YEARS                    TRUSTEE               OUTSIDE FUND COMPLEX
----------------------------------  -----------------------------------  ---------------------------  ---------------------------
James J. Schonbachler               Retired; Managing Director of                    69               None
(1943); Trustee of the              Bankers Trust Company (financial
Trust, since 2001                   services) (1968-1998)

Dr. Matthew Goldstein               Chancellor of the City University of             69               Director of National
(1941); Trustee of the              New York (1999-present);                                          Financial Partners
Trust, since 2003                   President, Adelphi University                                     (financial services
                                    (New York) (1998-1999)                                            distributor) (2003-present);
                                                                                                      Trustee of Bronx-Lebanon
                                                                                                      Hospital Center
                                                                                                      (1992-present); Director of
                                                                                                      New Plan Excel Realty Trust,
                                                                                                      Inc. (real estate
                                                                                                      investment trust)
                                                                                                      (2000-present); Director
                                                                                                      of Lincoln Center Institute
                                                                                                      for the Arts in Education
                                                                                                      (1999-present)

William G. Morton, Jr.              Chairman Emeritus (2001-2002),                   69               Director of Radio Shack
(1937);                             and Chairman and Chief                                            Corporation (electronics)
Trustee of the Trust,               Executive Officer, Boston Stock                                   (1987-present); Director of
since 2003                          Exchange (1985 - 2001)                                            The Griswold Company
                                                                                                      (securities brokerage)
                                                                                                      (2002-present); Director of
                                                                                                      The National Football
                                                                                                      Foundation and College Hall
                                                                                                      of Fame (1994-present);
                                                                                                      Trustee of the Berklee
                                                                                                      College of Music (1998-
                                                                                                      present); Trustee of
                                                                                                      the Stratton Mountain School
                                                                                                      (2001-present)

INTERESTED TRUSTEE
Leonard M. Spalding, Jr.*           Retired; Chief Executive Officer of              69               None
(1935); Trustee of the              Chase Mutual Funds (investment
Trust, since 1998                   company) (1989-1998); President &
                                    Chief Executive Officer of Vista
                                    Capital Management (investment
                                    management) (1990-1998); Chief
                                    Investment Executive of Chase
                                    Manhattan Private Bank (investment
                                    management) (1990-1998)



(1) A Fund Complex means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies. The JPMorgan Fund Complex for which the Trustees serve includes 13 investment companies.


  * Mr. Spalding is deemed to be an "interested person" due to his ownership of J.P. Morgan Chase & Co. stock.


         Each Trustee serves for an indefinite term, subject to the Portfolio's current retirement policy, which is age 73 for all Trustees, except Messrs. Reid and Eppley, for whom it is age 75. The Trustees decide upon general policies and are responsible for overseeing the Portfolio's business affairs. The Board of Trustees presently has Audit, Valuation, Investment, and Governance Committees. The members of the Audit Committee are Messrs. Armstrong (Chairman), Eppley and Schonbachler. The function of the Audit Committee is to recommend independent auditors and monitor accounting and financial matters. The Audit Committee met four times during the year ended December 31, 2003. The members of the Valuation Committee are Mr. Healey (Chairman)and Ms. Gray. The function of the Valuation Committee is to oversee the fair value of the Portfolio's portfolio securities as necessary. The Valuation Committee did not meet during the year ended December 31, 2003. The members of the Investment Committee are Mr. Spalding (Chairman), and Dr. Goldstein. The function of the Investment Committee is to oversee the Adviser's investment program. The Investment Committee met twice during the year ended December 31, 2003. The members of the Governance Committee are Messrs. Reid (Chairman), Higgins and Morton. The function of the Governance Committee is to nominate trustees for the Board to consider and to address Trustee compensation issues. The Governance Committee will consider nominees recommended by shareholders, but has no procedures in place currently for doing so. The Governance Committee met once during the year ended December 31, 2003.
         The following table shows the dollar range of each Trustee's beneficial ownership as of December 31, 2004 in the Funds and each Trustee's aggregate ownership in any funds that the Trustee oversees in the Family of Investment Companies(1):


                                                                AGGREGATE
                                                              OWNERSHIP OF
                                                             ALL REGISTERED
                                                               INVESTMENT
                                                                COMPANIES
                                                               OVERSEEN BY
                                                               TRUSTEE IN
                                                                FAMILY OF
                                 OWNERSHIP OF                  INVESTMENT
NAME OF TRUSTEE                    PORTFOLIO                    COMPANIES
---------------            -------------------------    -------------------------
INDEPENDENT TRUSTEES
-------------------------
William J. Armstrong                 None                     Over $100,000
Roland R. Eppley, Jr.                None                     Over $100,000

                                                              AGGREGATE
                                                            OWNERSHIP OF
                                                           ALL REGISTERED
                                                             INVESTMENT
                                                              COMPANIES
                                                             OVERSEEN BY
                                                             TRUSTEE IN
                                                             FAMILY OF
                                 OWNERSHIP OF                INVESTMENT
NAME OF TRUSTEE                   PORTFOLIO                  COMPANIES
---------------            -------------------------  -------------------------
Ann Maynard Gray                     None                  $10,001-$50,000
Matthew Healey                       None                   Over $100,000
Robert J. Higgins                    None                        $0
Fergus Reid, III                     None                   Over $100,000
James J. Schonbachler                None                 $50,001-$100,000
Dr. Matthew Goldstein                None                        $0
William G. Morton, Jr.               None                        $0
INTERESTED TRUSTEES
-------------------------
Leonard M. Spalding, Jr.             None                   Over $100,000

------------------------------
(1) A Family of Investment Companies means any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services. The Family of Investment Companies for which the Trustees serve includes 11 investment companies.


         As of December 31, 2003, none of the independent Trustees or their immediate family members owned securities of the Adviser or the Distributor or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser or the Distributor.

         Each Trustee is currently paid an annual fee of $120,000 for serving as Trustee of the Portfolio and the JPMorgan Fund Complex. Each is reimbursed for expenses incurred in connection with service as a Trustee. For his services as Chairman of the Board of Trustees of the JPMorgan Fund Complex, Mr. Reid is paid an additional $130,000. For his services as President of the Board of Trustees of the JPMorgan Fund Complex, Mr. Healey is paid an additional $40,000. As of July 16, 2003, Messrs. Armstrong and Spalding are paid an additional $40,000 for their services as committee Chairmen. The Trustees may hold various other directorships unrelated to the JPMorgan Fund Complex.

         Trustee aggregate compensation paid by the Portfolio and the JPMorgan Fund Complex for the calendar year ended December 31, 2003 are set forth below:



                                           TOTAL
                            OWNERSHIP   COMPENSATION
                             OF THE       PAID FROM
NAME OF TRUSTEE             PORTFOLIO   FUND COMPLEX
---------------            -----------  ------------
NON-INTERESTED TRUSTEES
William J. Armstrong         $  332      $140,000
Roland R. Eppley, Jr.           331       120,000
Ann Maynard Gray                331       120,000
Matthew Healey                  333       160,000
Fergus Reid, III                337       250,000
James J. Schonbachler           331       120,000
Robert J. Higgins               331       120,000
Dr. Matthew Goldstein           330        90,000
William G. Morton               330        90,000
INTERESTED TRUSTEE
Leonard M. Spalding             332       126,667


         The Trustees of the former Chase Vista Funds instituted a Retirement Plan for Eligible Trustees (the "Plan") pursuant to which each Trustee (who is not an employee of the former Chase Vista Funds' adviser, administrator or distributor or any of their affiliates) may be entitled to certain benefits upon retirement from the board of trustees. Pursuant to the Plan, the normal retirement date was the date on which the eligible Trustee attained age 65 and completed at least five years of continuous service with one or more of the investment companies advised by the adviser of certain former Chase Vista Funds and its affiliates (collectively, the "Covered Funds"). Each Eligible Trustee was entitled to receive from the Covered Funds an annual benefit commencing on the first day of the calendar quarter coincident with or following his date of retirement equal to the sum of (1) 8% of the highest annual compensation received from the Covered Funds multiplied by the number of such Trustee's years of service (not in excess of 10 years) completed with respect to any Covered Funds and (2) 4% of the highest annual compensation received from the Covered Funds for each year of service in excess of 10 years, provided that no Trustee's annual benefit would exceed the highest annual compensation received by that Trustee from the Covered Funds. Such benefit was payable to each eligible Trustee in monthly installments for the life of the Trustee. On February 22, 2001, the Board of Trustees voted to terminate the Plan and in furtherance of this determination agreed to pay eligible Trustees an amount equal, in the aggregate, to $10.95 million, of which $5.3 million had been previously accrued by the Covered Funds. The remaining $5.65 million was reimbursed by JPMorgan Chase Bank or its predecessor. Messrs. Armstrong, Eppley, Reid and Spalding received $1,027,673, $800,600, $2,249,437 and $463,798 respectively, in connection with the termination. Each nominee has elected to defer receipt of such amount pursuant to the Deferred Compensation Plan for Eligible Trustees.

         The Trustees instituted a Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan") pursuant to which each Trustee (who is not an employee of any of the Funds, the Adviser, the Administrator or Distributor or any of their affiliates) may enter into agreements with the Funds whereby payment of the Trustees' fees are deferred until the payment date elected by the Trustee (or the Trustee's termination of service). The deferred amounts are deemed invested in shares of funds as elected by the Trustee at the time of deferral. If a deferring Trustee dies prior to the distribution of amounts held in the deferral account, the balance of the deferral account will be distributed to the Trustee's designated beneficiary in a single lump sum payment as soon as practicable after such deferring Trustee's death. Messrs. Armstrong, Eppley, Reid and Spalding are the only Trustees who have elected to defer compensation under such plan.

         The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or with respect to any matter unless it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or disposition, or by a reasonable determination based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

                                    OFFICERS

         The Portfolio's executive officers (listed below), other than the officers who are employees of the Adviser or one of its affiliates, are provided and compensated by J.P. Morgan Fund Distributors, Inc. a subsidiary of The BISYS Group, Inc. The officers conduct and supervise the business operations of the Portfolio. The officers hold office until a successor has been elected and duly qualified. The Funds have no employees.


         The names of the officers of the Portfolio, together with their YOB, information regarding their positions held with the Portfolio and principal occupations are shown below. The contact address for each of the officers, unless otherwise noted, is 522 Fifth Avenue, New York, NY 10036.



            NAME (YOB);
        POSITIONS HELD WITH              PRINCIPAL OCCUPATIONS
       THE PORTFOLIO (SINCE)              DURING PAST 5 YEARS
-----------------------------------  ------------------------------
George Gatch (1962);                 Managing Director, JPMIM;
President (2001)                     Head of J.P. Morgan Fleming's
                                     U.S. Mutual Funds and Financial
                                     Intermediaries Business
                                     ("FFI"); he has held numerous
                                     positions throughout the firm
                                     in business management,
                                     marketing and sales.
Patricia A. Maleski (1960);          Vice President, JPMIM, Head of
Treasurer (2003)                     FFI and U.S. Institutional
                                     Funds Administration and Board
                                     Liaison.  Prior to joining
                                     J.P. Morgan Chase in 2001,
                                     she was the Vice President of
                                     Finance for the Pierpont Group,
                                     Inc., a service provider to
                                     the board of trustees of the
                                     heritage JPMorgan Funds.

            NAME (YOB);
        POSITIONS HELD WITH              PRINCIPAL OCCUPATIONS
       THE PORTFOLIO (SINCE)              DURING PAST 5 YEARS
-----------------------------------  -------------------------------
Sharon Weinberg (1959);              Managing Director, JPMIM;
Secretary (2001)                     since joining J.P. Morgan Chase
                                     in 1996, she has held numerous
                                     positions throughout the asset
                                     management business in mutual
                                     funds marketing, legal and
                                     product development.
Stephen Ungerman (1953);             Vice President, JPMIM;
Vice President and Assistant         Fund Administration - Pooled
Treasurer (2001)                     Vehicles; prior to joining
                                     J.P. Morgan Chase in
                                     2000, he held a number of
                                     positions in Prudential
                                     Financial's asset management
                                     business, including Associate
                                     General Counsel, Tax Director
                                     and Co-head of Fund
                                     Administration Department;
                                     Mr. Ungerman also served as
                                     Assistant Treasurer of all
                                     mutual funds managed by
                                     Prudential.
Joseph J. Bertini (1965);            Vice President and Assistant
Vice President and Assistant         General Counsel, JPMIM
Secretary (2001)
Thomas J. Smith (1955);              Managing Director, Head of
Vice President and Assistant         Compliance for J.P. Morgan
Secretary (2002)                     Chase & Co.'s asset management
                                     business in the Americas.
Paul M. DeRusso (1954);              Vice President, JPMIM; Manager
Assistant Treasurer (2001)           of the Budgeting and Expense
                                     Group of Funds Administration
                                     Group.
Lai Ming Fung (1974);                Associate, JPMIM; Budgeting
Assistant Treasurer (2001)           Analyst for the Budgeting and
                                     Expense Group of Funds
                                     Administration Group.
Mary D. Squires (1955);              Vice President, JPMIM;
Assistant Treasurer (2001)           Ms. Squires has held numerous
                                     financial and operations
                                     positions supporting the J.P.
                                     Morgan Chase organization
                                     complex.
Michael Ciotola (1968);              Director of Financial Services
Assistant Treasurer (2003)*          of BISYS Fund Services, Inc.
                                     since January 2003; held various
                                     positions within BISYS since 1998.
Arthur A. Jensen (1966);             Vice President of Financial
Assistant Treasurer (2001)*          Services of BISYS Fund
                                     Services, Inc., since
                                     June 2001; formerly
                                     Section Manager at Northern
                                     Trust Company.
Martin R. Dean (1963);               Vice President of Compliance
Assistant Treasurer (2001)*          of BISYS Fund Services, Inc.
Alaina Metz (1967)                   Chief Administrative Officer
Assistant Secretary (2001)*          of BISYS Fund Services, Inc.;
                                     formerly, Supervisor of the
                                     Blue Sky Department of
                                     Alliance Capital Management L.P.
Wayne H. Chan (06/27/1965);          Vice President and Assistant
Vice President and Assistant         General Counsel, JPMIM, since
Secretary (2003)                     September 2002; prior to joining
                                     J.P. Morgan Chase & Co., Mr. Chan was
                                     an associate at the law firm of
                                     Shearman & Sterling from May 2001
                                     through September 2002; Swidler Berlin
                                     Shereff Friedman LLP from June 1999
                                     through May 2001 and Whitman Breed
                                     Abbott & Morgan LLP from September 1997
                                     through May 1999.
Ryan M. Louvar (1972);               Counsel of Legal Services, BISYS
Assistant Secretary (2003)**         Fund Services, Inc. since 2000;
                                     formerly Attorney at Hill, Farrer & Burrill
                                     LLP from 1999 to 2000 and Knapp
                                     Petersen & Clarke, PC from 1997 to 1999.
Lisa Hurley (1955);                  Executive Vice President and
Assistant Secretary (2001)***        General Counsel of BISYS Fund
                                     Services, Inc.


  *  The contact address for the officer is 3435 Stelzer Road, Columbus, OH
     43219.


 ** The contact address for the officer is 60 State Street, Suite 1300, Boston, MA 02109.
***  The contact address for the officer is 90 Park Avenue, New York, NY 10016.

CODES OF ETHICS.


         The Trust, the Adviser and the Distributor have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act. Each of these codes permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. Such purchases, however, are subject to procedures reasonably necessary to prevent access persons from engaging in any unlawful conduct set forth in Rule 17j-1.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of April 1, 2003, the JPMorgan Growth and Income Fund owned approximately 94.28% of the value of the outstanding interests in the Portfolio. Because the Growth and Income Fund controls the Portfolio, the Growth and Income Fund may take actions without the approval of any other investor.

         The Growth and Income Fund has informed the Portfolio that whenever it is requested to vote on any proposal of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. The other investors in the Portfolio follow the same or a similar practice.


         As of        , 2004, the Trustees and officers as a group owned less
than 1% of the Portfolio's outstanding interests.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.


INVESTMENT ADVISER.


         J.P. Morgan Investment Management Inc. ("JPMIM" or the "Adviser") acts as investment adviser to the Portfolio pursuant to an investment advisory agreement (the "Advisory Agreement"), between the Fund on behalf of the Portfolio and JPMIM. Subject to the supervision of the Board of Trustees, the Adviser makes the day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the investments for the Portfolio. Effective October 1, 2003, JPMIM became a wholly owned subsidiary of J.P. Morgan Fleming Asset Management Holdings, Inc. ("JPMFAMH"), which is a wholly owned subsidiary of J.P. Morgan Chase. Prior to October 1, 2003, JPMIM was a wholly owned subsidiary of J.P. Morgan Chase. JPMIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). JPMIM acts as investment adviser to individuals, governments, corporations, employee benefit plans, labor unions and state and local governments, mutual funds and other institutional investors. JPMIM is located at 522 Fifth Avenue, New York, New York 10036.

         Certain of the assets of employee benefit accounts under the Adviser's management are invested in commingled pension trust funds for which JPMorgan Chase Bank serves as trustee.

         Under separate agreements, JPMorgan Chase Bank, a subsidiary of J.P. Morgan Chase, also provides certain financial, fund accounting, recordkeeping and administrative services to the Trusts and the Funds and shareholder services for the Trusts.

         J.P. Morgan Chase, a bank holding company organized under the laws of the State of Delaware, was formed upon the merger of J.P. Morgan & Co. Incorporated with and into The Chase Manhattan Corporation.

         J.P. Morgan Chase has a long history of offering a wide range of banking and investment services to customers throughout the United States and the world. The firm, through its predecessor companies, has been in business for over a century.

         The investment advisory services the Adviser provides to the Portfolio are not exclusive under the terms of the Advisory Agreements. The Adviser is free to and does render similar investment advisory services to others. The Adviser serves as investment adviser to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Adviser serves as trustee. The accounts which are managed or advised by the Adviser have varying investment objectives and the Adviser invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Funds. Such accounts are supervised by employees of the Adviser who may also be acting in similar capacities for the Funds. See "Portfolio Transactions" section.

         The Portfolio is managed by employees of the Adviser who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan Chase or any personnel of other divisions of the Adviser or with any of their affiliated persons, with the exception of certain other investment management affiliates of J.P. Morgan Chase which execute transactions on behalf of the Portfolio.

         Under the Advisory Agreement, JPMIM may delegate a portion of its responsibilities to a sub-adviser. In addition, the Advisory Agreement provides that JPMIM may render services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Portfolio and are under the common control of JPMIM as long as all such persons are functioning as part of an organized group of persons, managed by authorized officers of JPMIM.

         Pursuant to the terms of the Advisory Agreement and the sub-advisory agreements, the Adviser and Sub-Advisers are permitted to render services to others. Each such agreement is terminable without penalty by the Trust, on behalf of the Portfolio, on not more than 60 days', nor less than 30 days', written notice when authorized either by a majority vote of a Portfolio's shareholders or by a vote of a majority of the Board of Trustees, or by the Adviser or Sub-Adviser on not more than 60 days', nor less than 30 days', written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Advisory Agreement provides that the Adviser or Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.

         Prior to September 1, 2003, J.P. Morgan Fleming Asset Management
(USA) Inc. ("JPMFAM (USA)"), a wholly owned subsidiary of JPMorgan Chase Bank, was the investment adviser to the Funds that are series of J.P. Morgan Mutual Fund Group and J.P. Morgan Mutual Fund Select Group. On September 1, 2003, JPMFAM (USA) merged into JPMIM. The investment advisory services and personnel providing investment advice have not changed as a result of the merger.

      The Portfolio's Board of Trustees, including the Board members who are not "interested persons" (as defined in the 1940 Act) of any party to the advisory agreement or its affiliates, has approved the advisory agreement for the Portfolio.

         As part of its review of the investment advisory arrangements for the Portfolio, the Board of Trustees has requested that the Adviser prepare on a regular basis information regarding the performance of the Portfolio, its performance peers and benchmarks and analyses by the Adviser of the Portfolio's performance. The members of the Adviser's investment staff meet with the Board of Trustees to discuss this information and their intentions with regard to the management of the Portfolio. The Adviser also periodically provides comparative information regarding the Portfolio's expense ratios and those of the peer groups. In addition, in preparation for its annual approval meeting, the Board of Trustees requests and reviews, with the assistance of its legal counsel, materials from the Adviser regarding comparative fees, expenses, performance and profitability information pertaining to the relationship of the Adviser and the Portfolio.


         In approving the Advisory Agreement, the Board of Trustees of the Funds considered the nature, quality and scope of the operations and services provided by the Adviser to the Portfolio, including their knowledge of the Adviser's investment staff and executive personnel and the overall reputation and capabilities of the Adviser and its affiliates. The Board of Trustees also considered comparative fee information concerning other investment companies with similar investment objectives and policies. The Portfolio's Board of Trustees compared the terms of the Portfolio's advisory arrangements and similar arrangements by other investment companies, particularly with regard to levels of advisory fees relative to its peer group. The Board also examined the benefits to the Adviser and its affiliates of their relationship with the Portfolio. Specifically, the Board analyzed the benefits that accrued to the Adviser and its affiliates as a result of the fact that affiliates of the Adviser act as custodian, administrator and shareholder servicing agent for the Portfolio, and receive fees from the Portfolio for acting in such capacities.


         The Board of Trustees also analyzed the information provided by the Adviser regarding the profitability to the Adviser of its relationship with the Portfolio. Profitability information is not audited and represents the Adviser's determination of its and its affiliates revenues from the contractual services provided to the Portfolio, less expenses of providing such services. Expenses include direct and indirect costs and are calculated using an allocation methodology developed by the Adviser. In addition, the Board compared overall expense ratios (both pre- and post-expense reimbursement by the Adviser) for the Portfolio relative to its peer group. The Board of Trustees also considered the performance of the Portfolio and the intention of the Adviser with regard to management of the Portfolio, including the commitment of the Adviser to provide high quality services to the Portfolio, whether there were any conditions likely to affect the ability of the Adviser to provide such services, and its ability to retain and attract qualified personnel to manage the Portfolio.

         In reaching their decision to approve the Advisory Agreement, the Board of Trustees did not identify any single factor as being of paramount importance. Based on its evaluation of the information reviewed and after due consideration, the Board of Trustees concluded that the current advisory agreement enabled the Portfolio to obtain high-quality services at costs that it deemed appropriate and reasonable and that approval of the agreement was in the best interest of the Portfolio and its shareholders.

         For the fiscal periods indicated, the Adviser (or one of its predecessors, as applicable) was paid or accrued the following investment advisory fees with respect to the Portfolio and voluntarily waived the amounts in parentheses following such fees with respect to each such period (in thousands):


                                                    FISCAL PERIOD FROM
                              FISCAL YEAR ENDED      10/31/01 THROUGH       FISCAL YEAR ENDED      FISCAL YEAR ENDED
                                    10/31/01              12/31/01*               12/31/02              12/31/03
                              --------------------  ---------------------  --------------------  ---------------------
FUND                          PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED   PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED
----------------------------  ------------  ------  ------------  -------  ------------  ------  ------------  ------
Growth and Income Portfolio      $7,466       N/A      $1,060       N/A       $5,298       N/A      $4,286       N/A


* The Funds changed their fiscal year end from 10/31 to 12/31.


ADMINISTRATOR.


         Pursuant to an Administration Agreement (the "Administration Agreement"), JPMorgan Chase Bank serves as administrator of the Portfolio. JPMorgan Chase Bank was formed on November 10, 2001 upon the merger of Chase Bank and Morgan Guaranty Trust Company of New York. JPMorgan Chase Bank provides certain administrative services to the Portfolio, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Portfolio's independent contractors and agents; preparation for signature by an officer of the Portfolio of all documents required to be filed for compliance by the Portfolio with applicable laws and regulations excluding those of the securities laws of various states; arranging for the computation of performance data, including net asset value and yield; responding to investor inquiries; and arranging for the maintenance of books and records of the Portfolio and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. The Administrator does not have any responsibility or authority for the management of the Portfolio, the determination of investment policy, or for any matter pertaining to the distribution of beneficial interests.

         Under the Administration Agreement, JPMorgan Chase Bank is permitted to render administrative service to others. The Administration Agreement will continue in effect from year-to-year with respect to the Portfolio only if such continuance is specifically approved at least annually by the Board of Trustees of the Portfolio, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) or by vote of a majority of the Portfolio's outstanding voting securities. The Administration Agreement is terminable without penalty by the Portfolio on 60 days' written notice when authorized either by a majority vote of the Portfolio's investors or by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio or by JPMorgan Chase Bank on 60 days' written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Administration Agreement also provides that neither JPMorgan Chase Bank nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Portfolio except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administration Agreement.

         In addition, the Administration Agreement provides that, in the event the operating expenses of the Portfolio, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation expenses, for any fiscal year exceed the most restrictive expense limitation applicable to the Portfolio imposed by the securities laws or regulations thereunder of any state in which the beneficial interests of the Portfolio are qualified for sale, as such limitations may be raised or lowered from time to time, JPMorgan Chase Bank shall reduce its administration fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by JPMorgan Chase Bank shall be deducted from the monthly administration fee otherwise payable to JPMorgan Chase Bank during such fiscal year; and if such amounts should exceed the monthly fee, JPMorgan Chase Bank shall pay to the Portfolio its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

         In consideration of the services provided by JPMorgan Chase Bank pursuant to the Administration Agreement, JPMorgan Chase Bank receives from the Portfolio an annual fee of 0.05% of the Portfolio's average daily net assets. JPMorgan Chase Bank may voluntarily waive a portion of the fees payable to it with respect to the Portfolio on a month-to-month basis. JPMorgan Chase Bank may pay a portion of the fees it receives to BISYS Fund Services, L.P. for its services as the Portfolio's sub-administrator.

         For the fiscal periods indicated, JPMorgan Chase Bank (or one of its predecessors, as applicable) was paid or accrued the following administration fees and voluntarily waived the amounts in parentheses following such fees (In Thousands):


                                                    FISCAL PERIOD FROM
                              FISCAL YEAR ENDED      10/31/01 THROUGH       FISCAL YEAR ENDED      FISCAL YEAR ENDED
                                    10/31/01              12/31/01*               12/31/02              12/31/03
                              --------------------  ---------------------  --------------------  ---------------------
FUND                          PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED   PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED
----------------------------  ------------  ------  ------------  -------  ------------  ------  ------------  ------
Growth and Income Portfolio      $993        N/A        $133        N/A        $662       N/A        $536       N/A



* The Funds changed their fiscal year end from 10/31 to 12/31.


CUSTODIAN.


         Pursuant to the Global Custody Agreement with JPMorgan Chase Bank, 4 Chase MetroTech Center, Brooklyn, NY 11245, dated September 7, 2001, JPMorgan Chase Bank serves as the Portfolio's custodian and fund accounting agent and is responsible for holding portfolio securities and cash and maintaining the books of account and records of portfolio transactions. JPMorgan Chase Bank is an affiliate of the Adviser.


         For fund accounting services, the Portfolio pays to JPMorgan Chase Bank the higher of a) the Portfolio's pro rata share of an annual complex-wide charge on the average daily net assets of all U.S. equity funds of 0.012% of the first $10 billion, 0.005% on the next $10 billion, 0.004% on the next $10 billion and 0.0025% for such assets over $30 billion, or b) the applicable per account minimum charge. The minimum total annual fund accounting charge per U.S. equity fund is $20,000.

         In addition there is a $10,000 annual charge per share class and a $6,000 annual charge per manager for multi-managed accounts.

         For custodian services, the Portfolio pays to JPMorgan Chase Bank fees of between 0.001% and 0.6% of assets under management (depending on the foreign domicile in which the asset is held), calculated monthly in arrears, for safekeeping and fees between $7.50 and $150 for securities trades (depending on the foreign domicile in which the trade is settled).

    JPMorgan Chase Bank is also reimbursed for its reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

INDEPENDENT ACCOUNTANTS.


    The independent accountants of the Portfolio are PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036. PricewaterhouseCoopers LLP conducts an annual audit of the financial statements of the Portfolio, assists in the preparation and/or review of the Portfolio's federal and state income tax returns and consults with the Portfolio as to matters of accounting and federal and state income taxation.


COUNSEL.

    Counsel to the Portfolio is Sullivan & Cromwell LLP.

ITEM 15. BROKERAGE ALLOCATION AND OTHER PRACTICES.

         Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Adviser to such Portfolio and who is appointed and supervised by senior officers of the Adviser. Changes in the Portfolio's investments are reviewed by the Board of Trustees. The portfolio manager may serve other clients of the Adviser in a similar capacity.

         The frequency of the Portfolio's portfolio transactions--the portfolio turnover rate--will vary from year to year depending upon market conditions. A high turnover rate may increase transaction costs including brokerage commissions and dealer mark-ups and the possibility of taxable short-term gains. Therefore, the Adviser will weigh the added costs of short-term investment against anticipated gains. The Portfolio will engage in portfolio trading if the Adviser believes a transaction, net of costs (including custodian charges), will help it achieve its investment objectives. The Portfolio will apply this policy with respect to both the equity and debt portions of its portfolio. The Portfolio's portfolio turnover for the fiscal periods indicated below were as follows:


                                     FISCAL YEAR ENDED       FISCAL YEAR ENDED
FUND                                      12/31/02                12/31/03
----                                 -----------------       -----------------
Growth and Income Portfolio                 70%                     37%


         Under the Advisory Agreement, the Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Portfolio. In assessing the best overall terms available for any transaction, the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. The Adviser is not required to obtain the lowest commission or the best net price for the Portfolio on any particular transaction, and is not required to execute any order in a fashion either preferential to the Portfolio relative to other accounts it manages or otherwise materially adverse to such other accounts.

         Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Adviser normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Adviser on the tender of the Portfolio's portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Adviser. At present, no other recapture arrangements are in effect.

         Under the Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Portfolio to pay a broker-dealer that provides brokerage and research services to the Adviser, the Portfolio and/or other accounts for which they exercise investment discretion an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if they determine in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their overall responsibilities to accounts over which they exercise investment discretion. Not all of such services are useful or of value in advising the Portfolio. The Adviser reports to the Board of Trustees regarding overall commissions paid by the Portfolio and their reasonableness in relation to the benefits to the Portfolio. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

         Brokerage and research services received from such broker-dealers will be in addition to, and not in lieu of, the services required to be performed by the Adviser under the advisory agreements. The management fees that the Portfolio pays to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. To the extent the Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to the Adviser in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staff.

         The management fees that the Portfolio pays to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. To the extent the Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to the Adviser in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staffs.

         In certain instances, there may be securities that are suitable for the Portfolio as well as one or more of the Adviser's other clients. Investment decisions for the Portfolio and for other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When the Portfolio and one or more other clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will generally produce better executions for the Portfolio.


             The table below sets forth the brokerage commissions for the Portfolio for the fiscal periods indicated (amounts in thousands):



Amounts in thousands
                                  FISCAL      10/31/01      FISCAL        FISCAL
                                YEAR ENDED    THROUGH     YEAR ENDED    YEAR ENDED
                                 10/31/01     12/31/01*    12/31/02      12/31/03
                                -----------  -----------  -----------  -----------
GROWTH AND INCOME PORTFOLIO
Total Brokerage Commissions            620         $ 61      $ 2,233     $ 44,966
Brokerage Commissions to
Affiliated Broker/Dealer                --           --           --^    $     --


The Funds changed their fiscal year end from 10/31 to 12/31.

^ Amount rounds to less than one thousand.


         No portfolio transactions are executed with the Adviser, or with any affiliate of the Adviser, acting either as principal or as broker. Similarly, no securities transactions are executed with any person or entity which directly or indirectly controls a beneficial interest in the Portfolio equal to 20% or more of the net asset value of the Portfolio.

ITEM 16. CAPITAL STOCK AND OTHER SECURITIES.

         Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of its investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

         The Portfolio will continue in existence until 20 years after the death of the last survivor of certain specified individuals listed in its Declaration of Trust, unless it is terminated on dissolved earlier in accordance with the provisions of that Declaration.

         The Portfolio will furnish to each of its investors at least annually as of the end of its fiscal year a report of operations containing a balance sheet and a statement of income prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Portfolio will also furnish to each of its investors at least semiannually an interim report of operations containing an unaudited balance sheet and an unaudited statement of income.


ITEM 17. PURCHASE, REDEMPTION AND PRICING OF SHARES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Purchases" and "Redemption and Repurchase" in Part A.

         The Portfolio's portfolio securities and other assets are valued as follows:

         Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Bonds and other fixed income securities (other than short-term obligations, but including listed issues) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

         Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of discount (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that the New York Stock Exchange is open for business. As of the close of regular trading on the

New York Stock Exchange on each such day (normally 4:00 p.m. Eastern time; however, options are priced at 4:15 p.m., Eastern time), the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following day the New York Stock Exchange is open for trading.

         The Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part in readily marketable securities chosen by the Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash.

         The Portfolio will not redeem in kind except in circumstances in which the owner of a beneficial interest in the Portfolio is permitted to redeem in kind or unless requested by such owner.


ITEM 18. TAXATION OF THE PORTFOLIO.

         The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income taxation. Instead, the investors in the Portfolio will take into account, in computing their federal income tax liability, their share of the Portfolio's income, gains, losses, deductions, credits and tax preference items for the taxable year of the Portfolio ending within or with the taxable year of the investor, without regard to whether they have received any cash distributions from the Portfolio. The Portfolio's taxable year end is October 31. The Portfolio is organized as a New York trust.

         Under current Internal Revenue Service ruling policy, for purposes of determining whether an investor in a Portfolio satisfies the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") the investor will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to a proportionate share of the Portfolio's income. The Portfolio intends to conduct its operations so as to enable investors to satisfy those requirements.

         The foregoing is intended to be a general summary of certain United States federal income tax considerations affecting the Portfolio and its investors. Accordingly, investors are advised to consult their own tax advisers with respect to the particular federal, state, local and foreign tax consequences of an investment in the Portfolio.


ITEM 19. UNDERWRITERS.

         Not applicable.


ITEM 20. CALCULATION OF PERFORMANCE DATA.

         Not applicable.


ITEM 21. FINANCIAL STATEMENTS.

         Audited financial statements and reports thereon are incorporated herein by reference from the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2003 as filed with Securities and Exchange Commission on Form N-30D on March 8, 2004, accession number: 0001047469-04-006970.

                                                                      APPENDIX A



                             DESCRIPTION OF RATINGS



         The ratings of Moody's and Standard & Poor's represent their opinions as to the quality of various Municipal Obligations. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, Municipal Obligations with the same maturity, coupon and rating may have different yields while Municipal Obligations of the same maturity and coupon with different ratings may have the same yield.

                               STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

AAA-Debt rated AAA have the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA-Debt rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A-Debt rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB-Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB-Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B-An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC-An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC-An obligation rated CC is highly vulnerable to nonpayment.

C-The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

         Plus (+) or Minus (w): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

DESCRIPTION OF STANDARD & POOR'S RATINGS OF MUNICIPAL NOTES AND TAX-EXEMPT DEMAND BONDS

         A Standard & Poor's note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

- Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note).

- Source of Payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

Note rating symbols are as follows:

SP-1-Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2-Satisfactory capacity to pay principal and interest.

SP-3-Speculative capacity to pay principal and interest.

         Standard & Poor's assigns "dual" ratings to all long-term debt issues that have as part of their provisions a demand or double feature.

         The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols are used to denote the put option (for example, "AAA/A-1+"). For the newer "demand notes," S&P's note rating symbols, combined with the commercial paper symbols, are used (for example, "SP-1+/A-1+").

DESCRIPTION OF STANDARD & POOR'S TWO HIGHEST COMMERCIAL PAPER RATINGS

A-1-This rating indicates a fund has strong capacity to meet its financial commitments. Standard & Poor's rate it in the highest category. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments is extremely stong.

A-2-This rating indicates a fund has satisfactory capacity to meet its financial commitments. However it is somewhat more susceptible to the adverse affects of changes in circumstances and economic conditions than obligors in the highest rating category.

                                    MOODY'S

CORPORATE AND MUNICIPAL BONDS

Aaa-Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. Aa-Bonds which are rated Aa are judged to be of high quality by all standards. Together with the AAA group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A-Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa-Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba-Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B-Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa-Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca-Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C-Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Commercial Paper, Including Tax Exempt

        The Aa, A and Baa rating categories are refined by the inclusion of a modifier. These numeric suffixes (Aa1, Aa2,Aa3, etc.) are intended to provide further differentiation within each category. For instance, a Aa1 rating exhibits the best of the characteristics within the As category, while a Aa3 contains relatively less.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

PRIME-1-Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

- Leading market positions in well established industries. High rates of return on funds employed.
- Conservative capitalization structures with moderate reliance on debt and ample asset protection.
- Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
- Well established access to a range of financial markets and assured sources of alternate liquidity.

PRIME-2-Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to lesser degree. Earnings trends and coverage ratios, while sound, may be more subjects to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

PRIME-3-Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

SHORT-TERM TAX EXEMPT NOTES

MIG-1-The short-term tax-exempt note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2-MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.

DESCRIPTION OF MOODY'S THREE HIGHEST RATINGS OF STATE AND MUNICIPAL NOTES

        Moody's ratings for state and municipal short-term obligations will be designated Moody's Investment Grade ("MIG"). Such ratings recognize the differences between short-term credit risk and longterm risk. Factors affecting the liquidity of the borrower and short-term cyclical elements are critical in short-term ratings, while other factors of major importance in bond risk, long-term secular trends for example, may be less important over the short run. A short-term rating may also be assigned on an issue having a demand feature-variable rate demand obligation or commercial paper programs; such ratings will be designated as "VMIG." Short-term ratings on issues with demand features are differentiated by the use of the VMIG symbol to reflect such characteristics as payment upon periodic demand rather than fixed maturity dates and payment relying on external liquidity. Symbols used are as follows:

IMG-1/VMIG-1-Notes bearing this designation are of the best quality, enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2/VMIG-2-Notes bearing this designation are of high quality, with margins of protection ample although not so large as in the preceding group.

MIG-3/VMIG-3-Notes bearing this designation are of acceptable credit quality, where all security elements are accounted for but there is lacking the undeniable strength of the preceding grade, liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

DESCRIPTION OF MOODY'S TWO HIGHEST COMMERCIAL PAPER RATINGS

         Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an o riginal maturity in excess of nine months. Moody's employs three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: Prime-1, Prime-2 and Prime-3.

ISSUERS RATED PRIME-1-(or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: (1) leading market positions in well-established industries;
(2) high rates of return on funds employed; (3) conservative capitalization structures with moderate reliance on debt and ample asset protection; (4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and (5) well-established access to a range of financial markets and assured sources of alternate liquidity.

ISSUERS RATED PRIME-2-(or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                                     FITCH

CORPORATE AND MUNICIPAL BONDS

         The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's financial strength and credit quality.

AAA-Bonds rated AAA by Fitch are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA-Bonds rated AA by Fitch are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issues is generally rated F-1+ by Fitch.

A-Bonds rated A by Fitch are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB-Bonds rated BBB by Fitch are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse consequences on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus (+) and minus (-) signs are used by Fitch to indicate the relative position of a credit within a rating category. Plus and minus signs, however, are not used in the AAA category.

SHORT-TERM TAX EXEMPT NOTES

F-1+-Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1-Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2-Issues assigned this rating have a satisfactory degree of assurance for timely payment but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3-Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, although near-term adverse changes could cause these securities to be rated below investment grade.

LOC-The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

                                     PART C

ITEM 22. EXHIBITS (WITH INAPPLICABLE ITEMS OMITTED).



(a)     Declaration of Trust, dated as of December 1, 1992 (filed herewith).

(b)(1)  By-Laws, as adopted December 15, 1992 (filed herewith).

(b)(2) Amendment to By-Laws. Incorporated herein from Registrant's registration statement on Form N-1A as filed April 30, 2003
        (Accession Number 0001047469-03-015600).

(c)     Not applicable.

(d)(1)  Form of Investment Advisory Agreement between Registrant and Chase
        Manhattan Bank, N.A. Incorporated herein from Registrant's registration statement on Form N-1A as filed September 7, 2001 (Accession Number
        0000912057-01-531615).

(d)(2)  Assignment and Assumption Agreement between J.P. Morgan Fleming Asset
        Management (USA) Inc. and The Chase Manhattan Bank, dated February 28, 2001
        (filed therewith).

(f)(1)  Retirement Plan for Eligible Trustees (filed therewith).

(f)(2)  Deferred Compensation Plan for Eligible Trustees (filed therewith).

(h)(1)  Form of Administration Agreement dated September 7, 2001, between
        Registrant and Chase Manhattan Bank, N.A. (filed therewith).

(h)(2)  Securities Lending Agreement dated October 15, 2002 between
        Registrant and JPMorgan Chase Bank (filed herewith).

(h)(3)  Amendment to Securities Lending Agreement dated August 1, 2003 to the
        Securities Lending Agreement dated October 15, 2002 between Registrant and
        JPMorgan Chase Bank (filed herewith).

(i)     Not applicable.

(k)     Omitted Financial Statements. Financial statements omitted from
        Item 22.

(o)     Reserved.

(p)(1)  Code of Ethics of J.P. Morgan Fund Distributors Inc. (filed herewith).

(p)(2)  Code of Ethics of Advisers. Incorporated herein from Registrant's
        Registration Statement on Form N-1A as filed with the Securities and Exchange
        Commission on April 30, 2003 (Accession Number 0001047469-03-015600).

(99)(a) Powers of Attorney, dated April 15, 2004, for William J. Armstrong, Roland R.
        Eppley, Jr., Dr. Matthew Goldstein, Ann Maynard Gray, Matthew Healey, Robert J.
        Higgins, William G. Morton, Jr., Fergus Reid, III, James J. Schonbachler, and
        Leonard M. Spalding (filed therewith).



ITEM 23. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.


ITEM 24. INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust.

         The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser and administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.


ITEM 25. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         To the knowledge of the Registrant, none of the directors or executive officers of the Adviser, except those described below, are or have been, at any time during the past two years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and executive officers of the Adviser also hold or have held various positions with bank and non-bank affiliates of the Adviser.


ITEM 26. PRINCIPAL UNDERWRITERS.

          (a) J.P. Morgan Fund Distributors, Inc. (the "Distributor") is the principal underwriter of the Registrant's shares.
              J.P. Morgan Fund Distributors, Inc. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers. J.P. Morgan Fund Distributors, Inc. is located at 522 Fifth Avenue,
              New York, New York 10036. J.P. Morgan Fund Distributors, Inc. is a wholly-owned subsidiary of The BISYS Group, Inc.

           J.P. Morgan Fund Distributors, Inc. acts as principal underwriters for the following investment companies:


           J.P. Morgan Fleming Mutual Fund Group, Inc.
           J.P. Morgan Funds
           J.P. Morgan Institutional Funds
           J.P. Morgan Series Trust
           J.P. Morgan Series Trust II
           J.P. Morgan Mutual Fund Group
           J.P. Morgan Mutual Fund Investment Trust
           J.P. Morgan Mutual Fund Select Group
           J.P. Morgan Mutual Fund Select Trust
           J.P. Morgan Mutual Fund Trust
           JPMorgan Value Opportunities Fund
           J.P. Morgan Fleming Series Trust
           J.P. Morgan Mutual Fund Series
           Undiscovered Managers Funds UM Investment Trust


          (b) The following is a list of the executive officers, directors and partners of J.P. Morgan Fund Distributors, Inc.


                                    Position and Offices                                Position and Offices
Name and Address                    with Distributor                                    with the Registrant
-----------------                   --------------------                                --------------------
Charles L. Booth                    Vice President/Assistant Compliance Officer          None
3435 Stelzer Road
Columbus, OH 43219

James L. Fox                        Director/Treasurer                                   None
90 Park Ave.
New York, NY 10016

Kevin J. Dell                       Director/Secretary                                   None
90 Park Ave.
New York, NY 10016

Edward S. Forman                    Assistant Secretary                                  None
90 Park Ave.
New York, NY 10016

Edward S. Forman                    Financial Operations Officer                         None

Richard F. Froio                    Vice President/Chief Compliance Officer              None
60 State Street
Boston, MA 02109

William J. Tomko                    President                                            None
3435 Stelzer Road
Columbus, OH 43219


          (c) Not applicable

ITEM 27. LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:


                     NAME                                             ADDRESS
J.P. Morgan Fund Distributors, Inc.                                  522 Fifth Avenue
                                                                     New York, NY 10036

DST Systems, Inc.                                                    210 W. 10th Street,
                                                                     Kansas City, MO 64105

JPMorgan Chase Bank                                                  3 Metrotech Center
                                                                     Brooklyn, NY 11245

JPMorgan Chase Bank                                                  One Chase Square,
                                                                     Rochester, NY 14363



ITEM 28. MANAGEMENT SERVICES.

         Not applicable.


ITEM 29. UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Growth and Income Portfolio has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on the 29th day of April, 2004.

                                  GROWTH AND INCOME PORTFOLIO
                                  By: /s/ George C. W. Gatch
                                      --------------------------
                                          George C. W. Gatch
                                          President

EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------
(a)               Declaration of Trust
(b)(1)            By-Laws
(d)(2)            Assignment and Assumption Agreement
(f)(1)            Retirement Plan for Eligible Trustees
(f)(2)            Deferred Compensation Plan for Eligible Trustees
(h)(1)            Form of Administration Agreement
(h)(2)            Securities Lending Agreement
(h)(3)            Amendment to Securities Lending Agreement
(p)(1)            Code of Ethics of J.P. Morgan Fund Distributors, Inc.
(99)(a)           Powers of Attorney